UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[ ]  Preliminary Proxy Statement
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     (as permitted by Rule 14a-6(e)(2))
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[ ]  Soliciting Material under Rule 14a-12

Annaly Capital Management, Inc.
(Name of Registrant as Specified In Its Charter)
________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF ANNALY STOCKHOLDERS

To be Held May 27, 2010

To the Stockholders of Annaly Capital Management, Inc.:

We will hold the annual meeting of the stockholders of Annaly on May 27, 2010, at 9:00 a.m., New York time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, to consider and vote on the following proposals:

●	election of two directors for a term of three years each;

●	approval of our 2010 Equity Incentive Plan;

●	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year; and

●	any other matters as may properly come before our annual meeting or any adjournment or postponement thereof.

We will transact no other business at the annual meeting, except for business properly brought before the annual meeting or any adjournment or postponement of it by our board of directors.

Only our common stockholders of record at the close of business on March 29, 2010, the record date for the annual meeting, may vote at the annual meeting and any adjournments or postponements of it.  A complete list of our common stockholders of record entitled to vote at the annual meeting will be available for inspection by our stockholders during the 10 business days before the annual meeting at our executive offices during ordinary business hours for proper purposes.

Your vote is very important.  Due to a change in NYSE rules, your broker can’t vote your shares for the election of directors without your instructions, so if your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.  If you do not provide voting instructions, your shares will not be voted or counted on several important matters. We urge you to vote soon after you receive these proxy materials, which explain how to vote via mail, phone or Internet.

ANNUAL MEETING ADMISSION: If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card or voter instruction card will serve as your admission ticket.

Our board of directors recommends that you vote “FOR” the election of each of the nominees as directors, “FOR” the approval of our 2010 Equity Incentive Plan and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

By Order of the Board of Directors,

R. Nicholas Singh
Secretary

April 7, 2010
New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting May 27, 2010. Our Proxy Statement and 2009 Annual Report to Stockholders are available at www.proxyvote.com.

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ANNALY CAPITAL MANAGEMENT, INC.
1211 AVENUE OF THE AMERICAS, SUITE 2902
NEW YORK, NEW YORK 10036
______________________

2010 ANNUAL MEETING OF STOCKHOLDERS
______________________

PROXY STATEMENT

Annaly Capital Management, Inc. (“we”, “our” or “us”) is furnishing this proxy statement in connection with our solicitation of proxies to be voted at our 2010 annual meeting of stockholders. We will hold the annual meeting at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, on May 27, 2010 at 9:00 a.m. New York time, and any postponements or adjournments thereof. We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about April 16, 2010.  Our principal executive offices are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What am I voting on?

A:	(1)	Election of two directors, Kevin P. Brady and E. Wayne Nordberg, for terms of three years;

(2)	A proposal to approve our 2010 Equity Incentive Plan; and

(3)	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

Q:	How does the board of directors recommend that I vote on these proposals?

A:
Our board of directors recommends you vote “FOR” the election of each of the nominees as directors, “FOR” the proposal to approve our 2010 Equity Incentive Plan  and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

Q:	Who is entitled to vote at the meeting?

A:	Only common stockholders of record as of the close of business on March 29, 2010, the record date, are entitled to vote at the meeting.

Q:	What stockholder approvals are required to approve the proposals?

A:
Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.  Approval of our 2010 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote.  Ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

Q:	What do I do if I want to change my vote?

A:
Send a later-dated, signed proxy card to our Secretary prior to the date of the annual meeting or attend the annual meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary at our address which is provided above.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares?

A:
If you do not provide your broker with instructions on how to vote your street name shares, your broker will not be able to vote them on the election of the directors or the approval of the 2010 Incentive Equity Plan. By contrast, your broker will be able to vote them on the ratification of the appointment of our independent registered public accounting firm if you do not provide your broker with instructions on how to vote your street name shares.

You should be sure to provide your broker with instructions on how to vote your shares.  Stockholders are urged to use telephone or Internet voting if their broker has provided them with the opportunity to do so.  See your voting instruction form for instructions.  If your broker holds your shares and you attend the annual meeting, please bring a letter from your broker identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Q:	Who can help answer my questions?

A:	If you have any questions or need assistance voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Annaly Capital Management, Inc.
1211 Avenue of the Americas
Suite 2902
New York, NY 10036
Phone: (212) 696-0100
Facsimile: (212) 696-9809
Email: investor@annaly.com
Attention:  Investor Relations

Q:	How will voting on any other business be conducted?

A:
Other than the three proposals described in this proxy statement, we know of no other business to be considered at the annual meeting.  If any other matters are properly presented at the meeting, your signed proxy card authorizes Michael A.J. Farrell, our Chairman of the Board, Chief Executive Officer, and President, and R. Nicholas Singh, our Secretary, to vote on those matters according to their best judgment.

Q:	Who will count the vote?

A:	Representatives of Broadridge Financial Solutions, Inc., the independent Inspector of Elections, will count the votes.

Q:	What does it mean if I receive more than one proxy card?

A:	It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	How many shares can vote?

A:	As of the record date, 559,668,625 shares of common stock were issued and outstanding. Holders of our common stock are entitled to one vote per share for each matter before the meeting.

Q:	Who can attend the annual meeting?

A:
All stockholders of record as of March 29, 2010 can attend the annual meeting, although seating is limited.  If your shares are held through a broker and you would like to attend, please either (1) write us at Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email us at investor@annaly.com, or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).  In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport.  If you plan to attend, please check the box on your proxy card and return it as directed on the proxy card.

Security measures will be in place at the meeting to help ensure the safety of attendees.  Metal detectors similar to those used in airports may be located at the entrance to the auditorium and briefcases, handbags and packages will be inspected.  No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting.  Anyone who refuses to comply with these requirements will not be admitted.

Q:	When are stockholder proposals due for the 2011 annual meeting?

A:
If you are submitting a proposal to be included in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, we must receive the proposal no later than December 17, 2010.

Q:	How will we solicit proxies for the annual meeting?

A:
We are soliciting proxies by mailing this proxy statement and proxy card to our stockholders.  In addition to solicitation by mail, some of our directors, officers and regular employees may, without extra pay, make additional solicitations by telephone or in person.  We will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

OUR ANNUAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at our annual meeting.

Date, Time and Place of the Annual Meeting

We will hold our annual meeting on May 27, 2010, at 9:00 a.m., local time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036.

Purpose of the Annual Meeting

At the annual meeting, we are asking holders of record of our common stock to consider and vote on the following proposals:

●	election of two directors for a term of three years each;

●	approval of our 2010 Equity Incentive Plan;

●	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year; and

●	any matters as may properly come before our annual meeting or any adjournment or postponement thereof.

Stockholder Record Date

Only holders of record of our common stock at the close of business on March 29, 2010, the record date, are entitled to notice of and to vote at the annual meeting.  On the record date, approximately 559,668,625 shares of our common stock were issued and outstanding.

Voting Rights

Our stockholders are entitled to one vote per share of common stock held as of the record date for the annual meeting.  Holders of common stock are not entitled to cumulate their votes on any matter to be considered at the meeting.

Quorum; Effect of Abstention and Broker “Non-Votes”

 A quorum will be present at the annual meeting if a majority of the votes entitled to be cast are present, in person or by proxy.  Since there were 559,668,625 eligible votes as of the record date, we will need at least 279,834,313 votes present in person or by proxy at the annual meeting for a quorum to exist.  If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.  An abstention will not count “for” or “against” the election of directors or the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.  An abstention will count as a vote against the proposal to approve our 2010 Equity Incentive Plan.

A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.  Under New York Stock Exchange rules, brokers that hold shares of our common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of directors and approval of the 2010 Equity Incentive Plan, without specific instructions from those customers.

Broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum at the annual meeting.  If a stockholder owns shares through a broker and attends the annual meeting, the stockholder should bring a letter from that stockholder’s broker identifying that stockholder as the beneficial owner of the shares and acknowledging that you will vote your shares.

Broker non-votes will not count “for” or “against” the election of directors, approval of our 2010 Equity Incentive Plan and ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

Votes Required To Approve the Proposals

Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.  Approval of our 2010 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote.  Ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

Voting of Proxies

All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the stockholders giving those proxies.  Properly executed proxies that do not contain voting instructions will be voted for the election of directors, for the approval of our 2010 Equity Incentive Plan and for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

The individuals named as proxies by a stockholder may vote for one or more adjournments of the annual meeting, including adjournments to permit further solicitations of proxies.

We do not expect that any matter other than the proposals described above will be brought before the annual meeting.  If, however, other matters are properly presented at the annual meeting, the individuals named as proxies will vote in accordance with the recommendation of our board of directors.

Revocability of Proxies

Submitting a proxy on the enclosed form will not preclude you from voting in person at the annual meeting.  You may revoke a proxy at any time before it is voted by filing with us a duly executed revocation of proxy, by submitting a duly executed proxy to us with a later date or by appearing at the annual meeting and voting in person.  You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy.  Attendance at the annual meeting without voting will not itself revoke a proxy.

Solicitation of Proxies

We will pay the expenses incurred in connection with the printing and mailing of this proxy statement.  In addition to solicitation by mail, the directors, officers and our employees, who will not be specially compensated, may solicit proxies from our stockholders by telephone, facsimile, telegram or other electronic means or in person.  Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.  We will bear the total cost of soliciting proxies.

We will mail or send an electronic copy of this proxy statement to each holder of record of our common stock on the record date.

Stockholders have the option to vote over the internet or by telephone.  Please be aware that if you vote over the internet, you may incur costs such as telephone and access charges for which you will be responsible.

In accordance with a notice sent to eligible stockholders who share a single address, we are sending only one proxy statement to that address unless we received instructions to the contrary from any stockholder at that address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement, he or she may request it orally or in writing by contacting us at Annaly Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, Attention: Investor Relations, by emailing us at investor@annaly.com, or by calling us at 212-696-0100, and we will promptly deliver to the stockholder the requested annual report or proxy statement.  If a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us in the same manner.  If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.  If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

Postponement or Adjournment of Meeting

If a quorum is not present or represented, our bylaws permit a majority of stockholders entitled to vote at the annual meeting, present in person or represented by proxy, to postpone or adjourn the meeting, without notice other than an announcement.

Annual Meeting Admission Procedures

You should be prepared to present valid government-issued photo identification for admittance at the annual meeting.  In addition, if you are a record holder of common stock, your name is subject to verification against the list of our record holders on the record date prior to being admitted to the annual meeting.  If you are not a record holder but hold shares in street name, that is, with a broker, dealer, bank or other financial institution that serves as your nominee, you should be prepared to provide proof of beneficial ownership on the record date, or similar evidence of ownership.  If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

PROPOSAL I ELECTION OF DIRECTORS

At the annual meeting, the stockholders will vote to elect two class II directors, whose terms will expire at our annual meeting of stockholders in 2013, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

The persons named in the enclosed proxy will vote to elect Kevin P. Brady E. and Wayne Nordberg as class II directors, unless you withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR KEVIN P. BRADY AND E. WAYNE NORDBERG AS DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2013 AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.  THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE YOUR PROXY IN FAVOR OF THESE NOMINEES UNLESS YOU SPECIFY A CONTRARY CHOICE IN YOUR PROXY.

Directors

We have three classes of directors.  Our class I directors serve until our annual meeting of stockholders in 2012.  Our class II directors will be elected at this year’s meeting will serve until our annual meeting of stockholders in 2013.  Our class III directors serve until our annual meeting of stockholders in 2011.  Set forth below are the names and certain information on each of our directors.

Class I Directors

Wellington J. Denahan-Norris, age 46, was elected on December 5, 1996 to serve as Vice Chairman of the Board and a director.  She has responsibility for managing our portfolio.  Ms. Denahan-Norris was appointed our Chief Operating Officer in January 2006. She was a founder of Fixed Income Discount Advisory Company, a Delaware corporation and our wholly-owned subsidiary, or FIDAC, and is its Chief Operating Officer.  She has been FIDAC’s Senior Vice President from March 1995 to the present, Treasurer since July 1994 and Chief Investment Officer since February 1997.  From July 1994 through March 1995 she was a Vice President of FIDAC.  Prior to joining FIDAC, from March 1992 to July 1994, Ms. Denahan-Norris had been Vice President responsible for asset selection and financing at Citadel Funding Corporation.  Prior to joining Citadel she had been a trader on the mortgage-backed securities desk at Schroder Wertheim and Co., Inc.  She has attended the New York Institute of Finance for intense mortgage-backed securities studies.  Ms. Denahan-Norris has been during the past five years and is currently employed at an affiliate of us.  Ms. Denahan-Norris’ fixed income trading experience and qualifications led us to conclude that she should serve as a director.

Michael Haylon, age 52, was elected on June 12, 2008 to serve as a director.  Mr. Haylon was Chief Financial Officer of the Phoenix Companies, Inc. from 2004 until 2007, and Executive Vice President and Chief Investment Officer of the Phoenix Companies in 2002 and 2003. Phoenix Companies is a NYSE-listed company with primary businesses in life insurance, asset management and annuities. From 1995 until 2002, he held the positions of Executive Vice President of Phoenix Investment Partners, Ltd. a NYSE-listed company, and President of Phoenix Investment Counsel, where he was responsible for the management and oversight of $25 billion in closed-end and open-end mutual funds, corporate pension funds and insurance company portfolios. From 1990 until 1994 he was Senior Vice President of Fixed-Income at Phoenix Home Life Insurance Company. From 1986 until 1990, he was Managing Director at Aetna Bond Investors where he was responsible for management of insurance company and pension fund portfolios. From 1980 until 1984 he was Senior Financial Analyst at Travelers Insurance Companies. He began his career in 1979 in the commercial lending program at Philadelphia National Bank. Mr. Haylon has previously served on the boards of Aberdeen Asset Management and Phoenix Investment Partners. He has a B.A. from Bowdoin College and a M.B.A. from the University of Connecticut.  None of the corporations or organizations that have employed Mr. Haylon during the past five years is a parent, subsidiary or other affiliate of us.  Mr. Haylon’s senior executive experience as well as his financial expertise led us to conclude that he should serve as a director.

Donnell A. Segalas, age 52, was elected on January 28, 1997 to serve as a director.  Mr. Segalas is a principal at Pinnacle Asset Management L.P. where he is a member of the investment and executive committees.  Mr. Segalas manages new business, distribution and special projects for Pinnacle.  Prior to joining Pinnacle, Mr. Segalas was Executive Vice President for alternative investments at Phoenix Investment Partners Ltd., a NYSE-listed asset management firm.  Prior to joining Phoenix, Mr. Segalas was a managing director at the Far Hills Group where he was in charge of the Private Equity and Venture Capital fund-raising group.  In 1997, Mr. Segalas co-founded a leveraged buyout firm, Maplewood Partners, L.L.C.  Prior to joining Maplewood Partners, Mr. Segalas was a Managing Director at Rodman & Renshaw, Inc. in its mortgage-backed securities department from 1994 to June 1997.  In December 1995, Mr. Segalas was also given the additional responsibility to manage Rodman & Renshaw’s Structured Finance Group.  From 1990 to 1994, Mr. Segalas served as Senior Vice President in the mortgage-backed securities department at Tucker Anthony, Inc., where he co-managed the firm’s structured finance group.  Prior to that time, Mr. Segalas had been a Senior Vice President at Smith Barney, Inc. and Corporate Vice President at Drexel Burnham Lambert.  None of the corporations or organizations that have employed Mr. Segalas during the past five years is a parent, subsidiary or other affiliate of us.  Mr. Segalas’ experience in investing and managing private and public investment vehicles led us to conclude that he should serve as a director.

Class II Directors

Kevin P. Brady, age 54, was elected on January 28, 1997 to serve as a director. Mr. Brady is a Vice-President in the Tax and Accounting division of ThomsonReuters. In January of 2008, ThomsonReuters acquired TaxStream, a software company founded by Mr. Brady, which serves the tax accounting market. Prior to the acquisition, he served as Chief Executive Officer of TaxStream, providing product expertise, management and strategic direction for the company. Mr. Brady is also the Chief Executive Officer of LexStream, a software company that he founded 2 years ago, which is dedicated to the financial accounting market. Mr. Brady has served as an independent director of Annaly since 1997 and has been chair of the audit committee for 7 years, with oversight for financial disclosure, audit and general accounting activities. He worked in various accounting and tax positions at PricewaterhouseCoopers from 1986 to 1994 and Merck from 1980 to 1986.  Mr. Brady holds a BA from McGill University, an MBA from New York University and is a Certified Public Accountant (inactive).  None of the corporations or organizations that have employed Mr. Brady during the past five years is a parent, subsidiary or other affiliate of us.  Mr. Brady’s financial expertise led us to conclude that he should serve as a director.

E. Wayne Nordberg, age 71, was elected on May 27, 2005 to serve as a director.  Mr. Nordberg is currently Chairman of Hollow Brook Associates LLC, an SEC registered investment advisor, which manages or advises $1.2 billion of investment assets, including the Lafayette College Endowment Fund.  From January 2003 to November 2008, Mr. Nordberg served as a senior director of Ingalls & Snyder LLC, an NYSE member and registered investment advisor.   From 1998 to June 2002, Mr. Nordberg served as Vice Chairman of the Board of KBW Asset Management, Inc.  KBW is an affiliate of Keefe, Bruyette, & Woods, Inc., a registered investment advisor offering investment management services to institutions and high net worth individuals.  From 1988 to 1998, he served in various capacities for Lord, Abbett & Co., a mutual fund company, including partner and director of their family of funds.  Mr. Nordberg received his B.A. in Economics from Lafayette College, where he is a Trustee Emeritus.  He is a member of the Financial Analysts Federation and The New York Society of Security Analysts, and is a Trustee of the Atlantic Salmon Federation, The American Museum of Fly Fishing, The Battery Conservancy, the Property & Environment Research Center, The Anglers’ Club of New York, Glynwood Center and Yellowstone Park Foundation.   Mr. Nordberg also serves on the Investment Committee of The Jackson Laboratory.  Mr. Nordberg is also a director of PetroQuest Energy, Inc., an NYSE-listed company.  None of the corporations or organizations that have employed Mr. Nordberg during the past five years is a parent, subsidiary or other affiliate of us.  Mr. Nordberg’s asset management experiences as well as his senior executive level background led us to conclude that he should serve as a director.

Class III Directors

Michael A. J. Farrell, age 58, was elected on December 5, 1996 to serve as Chairman of the Board and Chief Executive Officer.  Mr. Farrell was appointed our President effective January 1, 2002.  He was a founder of FIDAC and, since November 1994, he has been its President and Chief Executive Officer.  He is a member of the board of directors of the U.S. Dollar Floating Rate Fund.  Prior to founding FIDAC, from February 1992 to July 1994, Mr. Farrell served as President of Citadel Funding Corporation.  From April 1990 to January 1992, Mr. Farrell was a managing director for Schroder Wertheim & Co. Inc. in the fixed income department.  In addition to being the former Chairman of the Primary Dealers Operations Committee of the Public Securities Association (from 1981 through 1985) and its mortgage-backed securities division, he is a former member of the Executive Committee of its Primary Dealers Division.  Prior to his employment with Schroder Wertheim, Mr. Farrell had been President of L.F. Rothschild Mortgage Capital, Inc., Vice President of Trading at Morgan Stanley and Co., Inc., and Senior Vice President of Merrill Lynch and Co., Inc.  Mr. Farrell began his career at E.F. Hutton and Company in 1971.  Currently, in addition to his responsibilities at Annaly and FIDAC, Mr. Farrell serves as a director of the U.S. Dollar Floating Rate Fund, as a trustee of the Oratory Preparatory School in Summit, NJ and as a member of the Board of Visitors of Wake Forest University Schools of Business.  Mr. Farrell has been during the past five years and is currently employed at an affiliate of us.  Mr. Farrell has 32 years of experience in fixed income trading, management and operations.  Mr. Farrell’s broad-ranging experience in fixed income trading led us to conclude that he should serve as a director.

Jonathan D. Green, age 63, was elected on January 28, 1997 to serve as a director.  Mr. Green is Vice Chairman of Rockefeller Group International, Inc., a wholly owned subsidiary of Mitsubishi Estate Company, Ltd., with interests in real estate ownership, investment, management and development, and real estate services collectively operating under the brand of The Rockefeller Group.  He joined The Rockefeller Group in 1980 as Assistant Vice President and Real Estate Counsel.  In 1983 he was appointed Vice President, Secretary and General Counsel and in 1990 was elected Chief Corporate Officer.  On July 6, 1995 he was named President and Chief Executive Officer of Rockefeller Group Development Corporation (RGDC) and Rockefeller Center Management Corporation (RCMC), both subsidiaries of The Rockefeller Group.  In October 2002 Mr. Green was named President and Chief Executive Officer of Rockefeller Group International, Inc., becoming Vice Chairman in January 2009.  In his role as Vice Chairman, Mr. Green is active in formulating the strategic planning for the company and its subsidiaries, which include Rockefeller Group Development Corporation, Rockefeller Group Investment Management, Rockefeller Group Technology Solutions, Inc., and Rockefeller Group Business Centers.  Before joining The Rockefeller Group, Mr. Green was associated with the New York City law firm of Thacher, Proffitt & Wood.  Mr. Green is a member of the Board of Directors of Rockefeller Group International, Inc.  He also serves on the Board of Trustees of the Museum for African Art, The Leadership Council of Lafayette College, the Board of Trustees of the Wildlife Conservation Society.  Mr. Green graduated from Lafayette College and the New York University School of Law.  None of the corporations or organizations that have employed Mr. Green during the past five years is a parent, subsidiary or other affiliate of us.  Mr. Green’s real estate experience and his executive and legal background led us to conclude that he should serve as a director.

John A. Lambiase, age 70, was elected on January 28, 1997 to serve as a director.  Mr. Lambiase was managing director in global operations at Salomon Brothers from 1985 through his retirement in 1991.  Mr. Lambiase joined Salomon in 1979 as director of internal audit.  Mr. Lambiase has served as Chairman of the Mortgage-Backed Securities Clearance Corporation, a member of the board of directors of Prudential Home Mortgage and a member of the Board of the National Securities Clearance Corporation, and was a founding director and Chairman of the Participation Trust Company.  Mr. Lambiase also served on Salomon’s Credit Committee.  Prior to joining Salomon, from 1972 through 1979, Mr. Lambiase was President of Loeb Rhodes Wall Street Settlement Corporation with responsibility for securities clearance of over 130 member firms.  Prior to Loeb Rhodes, Mr. Lambiase had been the Chief Financial Officer and a General Partner of W.E. Hutton.  Mr. Lambiase is a Certified Public Accountant. None of the corporations or organizations that have employed Mr. Lambiase during the past five years is a parent, subsidiary or other affiliate of us.  Mr. Lambiase’s accounting and securities industry experience led us to conclude that he should serve as a director.

CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices.  We have adopted a number of written policies, including corporate governance guidelines, code of business conduct and ethics, and charters for our audit committee, compensation committee and nominating/corporate governance committee

Board Oversight of Risk

The board of directors is responsible for overseeing our risk management practices and committees of the board of directors assist it in fulfilling this responsibility.

As required by its charter, the audit committee routinely discusses with management the our significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including guidelines and policies with respect to our assessment of risk and risk management.  At least annually, the audit committee reviews with management our risk management program which identifies and quantifies a broad spectrum of enterprise-wide risks, and related action plans.  In 2009, our full board of directors participated in this review and discussion and expects to continue this practice as part of its role in the oversight of our risk management practices.  In addition, our employees report to the audit committee on various matters related to our risk exposures on a regular basis or more frequently if appropriate.  At their discretion, members of the board of directors may also directly contact management to review and discuss any risk-related or other concerns that may arise between regular meetings.

Our board of directors reviewed with the compensation committee its compensation policies and practices applicable to all employees that could affect our assessment of risk and risk management.  Following such review, we determined that our compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on us.  As part of this risk assessment and management activities going forward, our board of directors also determined that it would undertake an annual review of our compensation policies and practices as they relate to risk.

Independence of Our Directors

New York Stock Exchange rules require that at least a majority of our directors be independent of our company and management.  The rules also require that our board of directors affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent.  We have adopted independence standards consistent with New York Stock Exchange rules.  Our board of directors has reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us, our management and employees.  As a result of this review, our board of directors, based upon the fact that none of our non-employee directors have any relationships with us other than as directors and holders of our common stock, affirmatively determined that five of our directors are independent directors under New York Stock Exchange rules.  Our independent directors are Kevin P. Brady,  Jonathan D. Green, Michael Haylon, E. Wayne Nordberg and Donnell A. Segalas.  Michael A.J. Farrell and Wellington J. Denahan-Norris are not considered independent because they are employees of the company, and John A. Lambiase is not considered independent because we employ his son.

Board Leadership Structure

Michael A. J. Farrell, one of our founders, has served as Chairman of the Board and Chief Executive Officer since we commenced operations. We believe that a combined Chairman of the Board and Chief Executive Officer position, together with independent directors serving as members in each of our board committees, and regularly-scheduled sessions of the board and committees is the most appropriate board leadership structure for us at this time. Experienced and independent directors, sitting on various committees with independent chairs, oversee our operations, risks, performance and business strategy. Our board believes that for us, the combination of the Chairman of the Board and Chief Executive Officer positions takes advantage of Mr. Farrell’s talent and knowledge and effectively combines the responsibilities for strategy development and execution with management of day-to-day operations.  We also believe it provides us with clear leadership lines and reduces the potential for confusion or duplication of efforts. Our board believes that given its strong governance practices, including the requirement that a majority of its members be independent of us, the combination of these two roles, provide an appropriate balance among strategy development, operational execution and independent oversight of us.  This structure has served us well as we have built ourselves to be the largest REIT in our sector.

Board Committees and Charters

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business.   This code is applicable to all employees, officers and directors of the company.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of our board committees, provide the framework for the governance of our company.

Other Charters

Our compensation committee, audit committee and nominating/corporate governance committee have also adopted written charters which govern their conduct.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics, Corporate Governance Principles, Compensation Committee Charter, Audit Committee Charter and Nominating/Corporate Governance Committee Charter are available on our website (www.annaly.com).  We will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

Compensation Committee

We have a standing compensation committee.  The members of our compensation committee are Jonathan D. Green, E. Wayne Nordberg and Donnell A. Segalas, each of whom is an independent director within the meaning of the rules of the New York Stock Exchange.  The compensation committee administers our Long-Term Stock Incentive Plan, or Incentive Plan, and recommends changes to the Incentive Plan to our board of directors when appropriate.  The compensation committee also administers our Executive Performance Plan.  The compensation committee also approves compensation for our officers.  For additional information on the compensation committee, please see “Compensation Committee Report” below.

Audit Committee

We have a standing audit committee.  The members of our audit committee are Kevin P. Brady, Jonathan D. Green, Michael Haylon and E. Wayne Nordberg.  Each member of our audit committee is an independent director within the meaning of the rules of the New York Stock Exchange, and Mr. Brady has been designated as our audit committee’s financial expert.  The audit committee recommends to our board of directors the engagement or discharge of independent registered public accountants, reviews the plan and results of the auditing engagement with our Chief Financial Officer and our independent registered public accountants, and reviews with our Chief Financial Officer the scope and nature of our internal auditing system.  The activities of the audit committee are described in greater detail below under the caption “Report of the Audit Committee.”

Nominating/Corporate Governance Committee

We have a standing nominating/corporate governance committee.  The members of our nominating/corporate governance committee are Kevin P. Brady, Michael Haylon, E. Wayne Nordberg and Donnell A. Segalas.  Each of the members of our nominating/corporate governance committee meets the independence requirements of the New York Stock Exchange.  The nominating/corporate governance committee recommends to the board of directors persons to be nominated as directors or to be elected to fill vacancies on the board of directors.  The nominating/corporate governance committee will consider nominees recommended by our stockholders.  These recommendations should be submitted in writing to our Secretary.

Our nominating/corporate governance committee currently considers the following factors in making its recommendations to the board of directors:  background, skills, expertise, accessibility and availability to serve effectively on the board of directors.  Our nominating/corporate governance committee also conducts inquiries into the background and qualifications of potential candidates.  Although the nominating/corporate governance committee does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the board of directors. Additionally, the committee believes that it is critical to have a board of directors with diverse backgrounds in various areas as this contributes to our success and is in the best interests of our shareholders.

Our nominating/corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. Our nominating/corporate governance committee regularly assesses the appropriate size of the board of directors, and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, our nominating/corporate governance committee considers various potential candidates for director.  Candidates may come to the attention of our nominating/corporate governance committee through current members of our board of directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of our nominating/corporate governance committee, and may be considered at any point during the year. As described above, our nominating/corporate governance committee considers properly submitted stockholder nominations for candidates for the board of directors.  Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by our nominating/corporate governance committee at a regularly scheduled or special meeting.  If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our nominating/corporate governance committee. Our nominating/corporate governance committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.  In evaluating such nominations, our nominating/corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the board of directors.

Communications with the Board of Directors

Interested persons may communicate their complaints or concerns by sending written communications to the board of directors, committees of the board of directors and individual directors by mailing those communications to:

Annaly Capital Management, Inc.
[Addressee*]
1211 Avenue of the Americas
Suite 2902
New York, NY 10036
Phone: (212) 696-0100
Facsimile: (212) 696-9809
Email: investor@annaly.com
Attention: Investor Relations

*       Audit Committee of the Board of Directors
*       Compensation Committee of the Board of Directors
*       Nominating/Corporate Governance Committee of the Board of Directors
*       Non-Management Directors
*       Name of individual director

These communications are sent by us directly to the specified addressee.

We require each member of the board of directors to attend our annual meeting of stockholders except for absences due to causes beyond the reasonable control of the director.  We had seven directors at the time of the 2009 annual meeting of stockholders and all seven attended the meeting.

        Board and Committee Meetings

During 2009, our board of directors held nine meetings.  During 2009, the compensation committee held four meetings, the audit committee held four meetings, and the nominating/corporate governance committee held one meeting.  Each director attended at least 75% of the aggregate number of meetings held by our board of directors and 75% of the aggregate number of meetings of each committee on which the director served.

Meetings of Non-Management Directors

            Our corporate governance guidelines require that the board have at least two regularly scheduled meetings each year for our non-management directors.  These meetings, which are designed to promote unfettered discussions among our non-management directors, are presided over by Kevin Brady, a non-management director.  During 2009, our non-management directors had two meetings.

MANAGEMENT

Name	Age	Position
Michael A.J. Farrell	58	Chairman of the Board, Chief Executive Officer and President

Wellington J. Denahan-Norris	46	Vice Chairman of the Board, Chief Investment Officer and Chief Operating Officer

Kathryn F. Fagan	43	Chief Financial Officer and Treasurer

R. Nicholas Singh	51	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer
James P. Fortescue	36	Managing Director, Head of Liabilities
Jeremy Diamond	46	Managing Director

Ronald D. Kazel	42	Managing Director

Kristopher Konrad	35	Managing Director, Co-head Portfolio Management

Rose-Marie Lyght	36	Managing Director, Co-head Portfolio Management

Biographical information on Mr. Farrell and Ms. Denahan-Norris is provided above. Certain biographical information for Ms. Fagan, Mr. Singh, Mr. Fortescue, Mr. Diamond, Mr. Kazel, Mr. Konrad and Ms. Lyght is set forth below.

Kathryn F. Fagan was employed by us on April 1, 1997 in the positions of Chief Financial Officer and Treasurer. From June 1, 1991 to February 28, 1997, Ms. Fagan was Chief Financial Officer and Controller of First Federal Savings & Loan Association of Opelousas, Louisiana. First Federal is a publicly owned savings and loan that converted to the stock form of ownership during her employment period.  Ms. Fagan’s responsibilities at First Federal included all financial reporting, including reports for internal use and reports required by SEC and the Office of Thrift Supervision. During the period from September 1988 to May 1991, Ms. Fagan was employed as a bank and savings and loan auditor by John S. Dowling & Company, a corporation of Certified Public Accountants.  Ms. Fagan is a Certified Public Accountant and has a Masters Degree in Business Administration from the University of Southwestern Louisiana.

R. Nicholas Singh was employed by us on February 14, 2005.  Mr. Singh is our Executive Vice President, General Counsel, Secretary and Chief Compliance Officer.  From 2001 until he joined Annaly, he was a partner in the law firm of McKee Nelson LLP.  Mr. Singh has a Bachelors Degree from Carleton College, a Masters Degree from Columbia University and a J.D. from American University.

James P. Fortescue was employed by us on December 5, 1996.  Mr. Fortescue is Managing Director, Head of Liabilities of Annaly and FIDAC.  He started with FIDAC in June of 1995 where he was in charge of finding financing on mortgage-backed and corporate bonds for regional dealers, as well as maintaining a pricing service for a major broker dealer.  In September of 1996 he took over all financing activities for the U.S. Dollar Floating Rate Fund which included trading and structuring all liabilities, coordinating trade settlements with broker dealer back offices, and maintaining the relationships with these dealers.  Mr. Fortescue has been in charge of liability management for us since our inception, and continues to oversee all financing activities for FIDAC.  Mr. Fortescue holds a Bachelors Degree in Finance from Siena College.

Jeremy Diamond was employed by us on March 1, 2002.  Mr. Diamond is a Managing Director of Annaly and FIDAC.  From 1990 to March of 2002, he was President of Grant’s Financial Publishing, a financial research company, and publisher of Grant’s Interest Rate Observer. In addition to his responsibilities as principal business executive, Mr. Diamond conducted security analysis and financial market research. Mr. Diamond began his career as an analyst in the investment banking group at Lehman Brothers.  Mr. Diamond has a Bachelors Degree from Princeton University and a Masters Degree in Business Administration from the Anderson School at UCLA.

Ronald D. Kazel was employed by us on December 3, 2001.  Mr. Kazel is a Managing Director of Annaly and FIDAC.  Mr. Kazel is responsible for reviewing all new business activities for the company.  Prior to joining Annaly, Mr. Kazel was a Senior Vice President in Friedman Billings Ramsey’s financial services investment banking group.  During his tenure there, he was responsible for structuring both private and public equity and debt offerings for financial services companies, including Annaly’s private placement in 1997.  Mr. Kazel has a Bachelors Degree in Finance and Management from New York University.

Kristopher Konrad was employed by us on October 15, 1997.  Mr. Konrad is Managing Director, Co-Head Portfolio Management of Annaly and FIDAC.  Mr. Konrad is the Portfolio Manager for Annaly and has served in this capacity since December of 2000. Prior to this, he was head of financing for the US Dollar Floating Rate Fund and assisted with the management of FIDAC’s high net worth separate accounts.  Mr. Konrad has a Bachelors Degree in Business from Ithaca College and has attended the New York Institute of Finance for intense mortgage-backed securities studies.

Rose-Marie Lyght was employed by us on April 19, 1999.  Ms. Lyght is Managing Director, Co-Head Portfolio Management of Annaly and FIDAC.  She has been involved in the asset selection and financing for the US Dollar Floating Rate Fund and FIDAC’s high net worth separate accounts.  Ms. Lyght has a Bachelor of Science in Finance and a Masters Degree in Business Administration from Villanova University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ANNALY

The following table sets forth certain information as of March 22, 2010 relating to the beneficial ownership of our common stock by (i) each of our named executive officers and directors, (ii) all of our executive officers and directors as a group and (iii) all persons that we know beneficially own more than 5% of our outstanding common stock.  Knowledge of the beneficial ownership of our common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, as amended.  Except as otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder.

Beneficial Owner	Number	Percent
Michael A.J. Farrell(1)	3,062,867	*
Wellington J. Denahan-Norris(2)	1,425,763	*
Kathryn F. Fagan(3)	436,363	*
James P. Fortescue (4)	276,761	*
Jeremy Diamond(5)	257,115	*
Kevin P. Brady(6)	114,400	*
Jonathan D. Green(7)	138,250	*
Michael Haylon(8)	21,250	*
John Lambiase(9)	150,562	*
Donnell A. Segalas(10)	139,350	*
E. Wayne Nordberg(11)	124,750	*
Other executive officers as a group(12)	975,634	*
All executive officers and directors as a group
(14 persons) (1)(2)(3)(4)(5)(6) (7)(8)(9)(10)(11)(12)	7,123,065	1.27%
BlackRock, Inc.(13)	37,906,137	6.77%

*  Represents beneficial ownership of less than one percent of the common stock.

(1)
Includes 870,000 shares of common stock subject to vested options granted under the Incentive Plan to Mr. Farrell that were exercisable as of March 22, 2010 or have or will first become exercisable within 60 days after such date.

(2)
Includes 850,000 shares of common stock subject to vested options granted under the Incentive Plan to Ms. Denahan-Norris that were exercisable as of March 22, 2010 or have or will first become exercisable within 60 days after such date.

(3)
Includes 264,750 shares of common stock subject to vested options granted under the Incentive Plan to Ms. Fagan that were exercisable as of March 22, 2010 or have or will first become exercisable within 60 days after such date.

(4)
Includes 201,750 shares of common stock subject to options granted under the Incentive Plan to Mr. Fortescue that were exercisable as of March 22, 2010 or have or will first become exercisable within 60 days after such date.

(5)
Includes 204,867 shares of common stock subject to vested options granted under the Incentive Plan to Mr. Diamond that were exercisable as of March 22, 2010 or will first become exercisable within 60 days after such date.  Includes 716 shares of common stock held by certain members of Mr. Diamond’s immediate family.

(6)
Includes 93,750 shares of common stock subject to vested options granted under the Incentive Plan to Mr. Brady that were exercisable as of March 22, 2010 or have or will first become exercisable within 60 days after such date.

(7)
Includes 97,000 shares of common stock subject to options granted under the Incentive Plan to Mr. Green that were exercisable as of March 22, 2010 or have or will first become exercisable within 60 days after such date.

(8)
Includes 21,250 shares of common stock subject to options granted under the Incentive Plan to Mr. Haylon that were exercisable as of March 22, 2010 or have or will first become exercisable within 60 days after such date.

(9)
Includes 96,187 shares of common stock subject to options granted under the Incentive Plan to Mr. Lambiase that were exercisable as of March 22, 2010 or have or will first become exercisable within 60 days after such date.

(10)
Includes 97,000 shares of common stock subject to options granted under the Incentive Plan to Mr. Segalas that were exercisable as of March 22, 2010 or have or will first become exercisable within 60 days after such date.

(11)
Includes 63,750 shares of common stock subject to options granted under the Incentive Plan to Mr. Nordberg that were exercisable as of March 22, 2010 or have or will first become exercisable within 60 days after such date.  Includes 9,000 shares of common stock held by certain members of   Mr. Nordberg’s immediate family.

(12)
Includes 705,784 shares of common stock subject to options granted under the Incentive Plan that were exercisable as of March 22, 2010 or have or will first become exercisable within 60 days after such date.

(13)
The address for this stockholder is 40 East 52nd Street, New York, NY 10022.  Based solely on information contained in a Schedule 13G filed on January 29, 2010.  The Schedule 13G reports that BlackRock Inc. has sole voting and dispositive power over 37,906,137 shares of common stock and identifies the following entities as entities that acquired shares of common stock: BlackRock Asset Management Japan Limited; BlackRock Advisors (UK) Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Asset Management Canada Limited; BlackRock Asset Management Australia Limited; BlackRock Advisors LLC; BlackRock Financial Management, Inc.; BlackRock Investment Management, LLC; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (Dublin) Ltd; BlackRock Fund Managers Ltd; BlackRock International Ltd; and State Street Research & Management Co.

At December 31, 2009, Mr. Farrell, Ms. Denahan-Norris, Ms. Fagan, Mr. Fortescue and Mr. Diamond held 2,189,867, 575,763, 159,113, 75,011, and 52,248 shares of stock, respectively, with values (based on the closing market price of our common stock on December 31, 2009, which was $17.35 per share) of $37,994,192, $9,989,488, $2,760,611, $1,301,441, and $906,503 respectively.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this proxy statement and our executive officers generally. This discussion should be read together with the compensation tables and related disclosures contained in this proxy statement.

Overview of Compensation Philosophy, Risk Considerations and Program

Philosophy

Our principal business objective is to generate income for distribution to our stockholders as dividends.  We believe that our compensation program is directly linked to our principal business objective of generating income to return to our stockholders.  Our compensation program is designed to meet three principal goals:

●	attract, reward and retain officers and other key employees;

●	motivate these individuals to achieve short-term and long-term corporate goals that enhance stockholder value; and

●	support our core values and cultures.

To meet these objectives, we have adopted the following policies:

●	we pay compensation that is competitive with the compensation paid by other leading asset management companies;

●	we pay for performance by structuring compensation so that the majority of cash compensation is comprised of bonuses which are paid only upon the approval of the compensation committee; and

●	we provide long-term incentives in the form of stock options to incentivize our employees and align their interests with those of our stockholders.

 Risk Considerations

Our compensation committee reviews the risks and rewards associated with our compensation programs.  Our compensation committee designs compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our programs encourage and reward prudent business judgment and appropriate risk-taking over the long term. With respect to specific elements of compensation:

●
Base salary does not encourage risk-taking as it is a fixed amount. Base salary has traditionally been a smaller component of our executives overall compensation; however, we may allocate a greater portion of an executive’s total compensation to base salary instead of bonus than we have historically if we believe that is appropriate and given competitive pay trends generally.

●
Any bonus we pay our executives is calculated based on our book value.  We believe that this arrangement disincentives our executives from causing us to take undue risks.  For example, as discussed below, our executives can earn larger bonuses if our book value grows.  However, book value growth is dependent on us being able to access to the capital markets.  We do not think we will be able to access the capital markets if the markets believe our performance, and our management of risk, warrants it.

●
We provide our executives with equity incentives.  We believe this component of compensation should be long term incentives, and consistent with this view, we place relatively long term vesting requirements on equity incentive grants.  Such grants generally vest over four, five or ten year periods.

Management and our compensation committee evaluate regularly the risks involved with all compensation programs globally and do not believe any of our compensation programs create risks that are reasonably likely to pose a material adverse impact to us.

Compensation Program

Pursuant to employment agreements entered into between us and our executive officers, each executive has a targeted aggregate cash compensation which is calculated as a percentage of our book value.  The targeted compensation is comprised of a base salary and a potential bonus.  Any bonus paid, however, must be approved by the compensation committee.  We have used this approach to compensate our executives because we believe that only successful performance by our management would increase our book value.  We believe our compensation policies are particularly appropriate since we are a real estate investment trust (or REIT).  REIT regulations require us to pay at least 90% of our earnings to shareholders as dividends.  As a result, unlike most companies, we cannot grow our business and our book value by reinvesting our earnings.  Rather, our growth in book value is dependent on sequential access to the capital markets.  This places a unique market discipline on us since we are able to access the capital markets only if the markets believe our performance warrants it.  The result of our compensation program is that there may be prolonged periods, such as during 1997-2001 and 2003-2006, when we do not access the capital markets and during which executive compensation is, in effect, frozen because of the employment contracts.  Our Board of Directors and our executive officers believe that our compensation program is performance based since our executives are paid more only if our performance warrants it.

While each executive has a targeted aggregate compensation based on our book value, in determining the particular elements of compensation that will be used to implement our overall compensation policies, the compensation committee takes into consideration a number of factors related to our performance, as well as the performance of the individual executive.  In particular, in considering whether to approve any bonuses, the compensation committee considers our increase in assets under management, earnings per share, profitability, overall economic conditions as well as competitive practices among our competitors in the portfolio management business.  The compensation committee also considers the individual efforts made by the executive in achieving overall company goals.

Although we do not do an annual market assessment of our executive compensation program, in 2003 we engaged a compensation consultant to look at the compensation structures of other publicly held mortgage REITs and other publicly held companies in the financial services and asset management industry.  We believe our management compensation structure is consistent, generally, with the management compensation structure of comparable companies.  We will continue to monitor whether our compensation structure is consistent with the compensation structure of its competitors.

           The principal components of compensation for our executive officers were:

●	base salary;

●	bonus compensation; and

●	long-term equity incentive compensation.

Base Salary

We pay a base salary to our named executive officers and other employees to compensate them for services rendered during the fiscal year.  Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data, and were negotiated with each executive and us.  Base salary has traditionally been a smaller component of our executives overall compensation; however, we may allocate a greater portion of an executives total compensation to base salary instead of bonus than we have historically if we believe that is appropriate and given competitive pay trends generally.  The compensation committee from time to time reviews the base salaries we pay our executives.  In doing so, it considers a number of factors, including market data, internal review of the executive’s compensation compared to other executive officers, and the individual performance of the executive.

Bonus Compensation

As noted above, pursuant to employment agreements entered into between us and our executive officers, base compensation and bonus for the officers is calculated as a percentage of our book value.  Any bonus paid, however, is subject to the discretion of the compensation committee.  The compensation committee also has the right to increase a bonus beyond the targeted compensation contained in an executive’s employment agreement.  As discussed above, this arrangement was established based upon our view that successful performance by our management would result in our ability to raise additional capital.  Since bonuses must be approved by the compensation committee taking into account a number of factors relating to our performance, we believe that our executives are paid for performance.

Long-Term Equity Incentive Compensation

The compensation committee did not use a specific formula to calculate the number of options awarded to executives under our existing Long Term Incentive Plan, or Incentive Plan, and does not plan to use such a formula under our proposed Equity Incentive Plan.  The compensation committee does not explicitly set future award levels/opportunities on the basis of what the executives earned from prior awards. While the compensation committee takes past awards into account, it does not solely base future awards in view of those past awards.  Generally, our chief executive officer will recommend the amounts of awards to be made to each employee to the compensation committee.  In determining the specific amounts to be granted to each employee, our compensation committee will take into account factors such as the executive’s position, his or her contribution to our performance, market practices as well as the recommendations of our chief executive officer.

We have not and do not intend to either backdate stock options or grant stock options retroactively.  Presently, we do not have designated dates on which we grant stock option awards (other than an annual grant to our directors).  We do not, however, intend to time stock options grants with our release of material nonpublic information for the purpose of affecting the value of executive compensation.

We have designed our compensation policy in an effort to provide the proper incentives to management to maximize our performance in order to serve the best interests of our stockholders.  We have sought to achieve this objective through the granting of stock options under our existing Incentive Plan.  To date, our executive officers, pursuant to the Incentive Plan, have been granted options to purchase, in the aggregate, 6,610,297 shares of common stock with exercise prices ranging from $4.00 to $17.97.  Consistent with our view that this component of compensation is designed to provide long term incentives, these options vest in equal installments over four, five or ten year periods from the date of grant.  Consistent with the foregoing, we have structured our executive compensation policies with the goal of promoting the long-term commitment of management.  In addition, as indicated above, over 98% of the stock options granted by us since inception have been options with vesting periods of three, four and five years.  The vesting of stock options accelerates upon a change-in-control.

Perquisites and Fringe Benefits

We do not believe in providing our executives with excessive perquisites and other fringe benefits. Consistent with our pay-for-performance mandate, we provide very few executive fringe benefits.  Our executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage, under plans generally available to all other employees.  We believe that our executives should be able to provide for their retirement needs from the total annual compensation they earn based on our performance.  Accordingly, other than an employer matching contribution which is the same that we provide all of our employees, we do not offer our executives any nonqualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement.

Employment Agreements

As noted above, we have entered into employment agreements with our executive officers.  This is because we believe that the long-term commitment of its current management team is a crucial factor in our future performance. This team includes Mr. Farrell and Ms. Denahan-Norris, who have worked together at FIDAC since November 1994 and with us since our incorporation in November 1996 and our commencement of operations in February 1997, Ms. Fagan, who has worked with us since April 1997, Mr. Fortescue, who has worked at FIDAC since June 1995 and with us since our incorporation in November 1996 and our commencement of operations in February 1997, and Mr. Diamond, who has worked with us since March 2002.  In an effort to ensure the long-term commitment of its management team, we, with the approval of our board of directors, entered into employment agreements with Mr. Farrell, Ms. Denahan-Norris, Ms. Fagan, Mr. Fortescue and Mr. Diamond.  Each of these agreements provided for a term through June 4, 2006 or January 1, 2006 with automatic one-year extensions unless we or the officer provides written notice to the contrary.  These employment agreements are described below.

We currently have employment agreements with Mr. Farrell, Ms. Denahan-Norris, Ms. Fagan, Mr. Fortescue, and Mr. Diamond.  Each employment agreement provides for annual base salaries and bonus payments to Mr. Farrell, Ms. Denahan-Norris, Ms. Fagan, Mr. Fortescue, and Mr. Diamond based upon our book value.

Our chief executive officer and chief investment officer are our founders, and their initial percentages, 0.20% and 0.17%, respectively, were set when we commenced operations. Our chief financial officer’s percentage was set shortly after our initial public offering in 1997. The percentage for Mr. Fortescue and Mr. Diamond was initially set upon our acquisition of FIDAC in June 2004.  Over time, the employment agreements of our executive officers have been amended to change their base salaries and percentages. In 2001, the percentage for our chief executive officer was increased to 0.25% to reflect additional duties and responsibilities assumed by our chief executive officer at that time, and it has been unchanged since then. At the same time, our chief investment officer’s percentage was increased to 0.20% to reflect our compensation committee’s view that our chief investment officer’s compensation should reflect the broad set of responsibilities that our chief investment officer has as a member of our senior executive team. Our chief investment officer’s percentage was further increased to 0.25% in 2008 when our compensation committee determined that in light of her contribution to our success, her base salary and percentage should be the same as our chief executive officer because our compensation committee attributed much of our success in increasing our dividends, raising additional capital through public offerings, and managing our business through the upheavals in the credit markets to our chief investment officer’s oversight of the team of investment professionals she manages.  Our chief financial officer’s percentage is 0.10% and has not been changed since it was initially set but her base salary has changed.  The percentage for Mr. Fortescue was initially set at 0.05% and has not changed.  The percentage for Mr. Diamond was initially set at 0.03% and was increased to 0.05% in 2006 when he was promoted to his current position.  Our book value is defined in each of the employment agreements as the aggregate amounts reported on our balance sheet as “Stockholders’ Equity,” excluding any adjustments for valuation reserves (i.e., changes in the value of our portfolio of investments as a result of mark-to-market valuation changes).

Mr. Farrell’s and Ms. Denahan-Norris’ employment agreements provide for an annual base salary of $2,430,000.  Ms. Fagan’s employment agreement provides for an annual base salary of $972,000.  Mr. Fortescue’s and Mr. Diamond’s employment agreements provide for an annual base salary of $500,000.  In addition, all bonuses paid under these employment agreements are subject to the discretion of our compensation committee.

Our compensation committee approved bonuses which gave four of our five named executive officers their targeted bonus and base salary compensation for 2009. For Mr. Fortescue, our Managing Director, Head of Liabilities, however, it awarded an additional $1 million bonus above his targeted bonus for 2009. We made this award because of Mr. Fortescue’s successful liability management through a period of unprecedented upheaval in the capital markets.  Additionally, we believe that there is strong demand for the services of experienced liability managers, and we want to ensure we continue to employ Mr. Fortescue.  Furthermore, we believe Mr. Fortescue continues to provide leadership in the growth of the businesses of our subsidiaries.

Pursuant to the employment agreements, the executive officers are also entitled to participate in our benefit plans, including the Incentive Plan. In addition, our board of directors has established a bonus incentive compensation plan for our executive officers.  This program permits our compensation committee, in its discretion, to award cash bonuses annually to our executive officers.  Each employment agreement also provides for the subject officer to receive compensation, in the event that we terminate the officer’s employment without “cause” (as defined in the agreement), or if the officer resigns for “good reason” (as defined in the agreement).  We describe the severance benefits our named executives receive in “Potential Payments Upon Termination of Employment” below.

Each employment agreement also contains a “non-compete” provision prohibiting the officer from managing, controlling, participating in or operating a competing REIT for a period of one year following termination of employment following our termination of the officer for cause or resignation of the subject officer other than for “good reason.”   Each agreement requires that the officer act in accordance with provisions of Maryland law relating to corporate opportunities.

“Good reason” is generally defined by the employment agreements as the occurrence of one or more of the following without the executive’s written consent:

●	a material breach of the agreement by us;

●	a materially significant change in the executive’s duties, authorities or responsibilities;

●	the relocation of the executive’s principal place of employment more than 60 miles from New York, New York; and

●
our failure to obtain the assumption in writing by any successor to all or substantially all of our assets or business within fifteen days upon a merger, consolidation, sale or similar transaction of its obligations to perform the executive’s employment agreement.

We have a thirty day cure period to cure a breach of the first three items described above.

“Cause” is generally defined by the employment agreements as the occurrence of one or more of the following:

●
the executive’s failure to substantially perform the duties described in his employment agreement (provided we give the executive 60 day prior notice of the failure and provide the executive an opportunity to respond, and, if the failure is able to be cured, an opportunity to cure the failure);

●	acts or omissions constituting recklessness or willful misconduct on the part of the executive in respect of his fiduciary obligations to us which is materially and demonstrably injurious to us; and

●	the executive’s conviction for fraud, misappropriation or embezzlement in connection with our assets.

 The employment agreements do not necessarily require payments by us upon a change of control of us, unless the change of control includes the failure of our successor to agree to perform its obligations under the employment agreement.  In such a case, the executive would have “good reason” to terminate the agreement and require us to make severance payments.

Tax Considerations

Section 162(m) of the Internal Revenue Code denies a tax deduction for compensation in excess of $1 million paid to our Chief Executive Officer and our three other most highly compensated officers, excluding the Financial Officer, unless the compensation is paid under a program that has satisfied stockholder approval requirements and the compensation is “performance-based” within the meaning of Section 162(m).  Currently, the employment agreements of these officers do not contain performance-based criteria and the compensation program has not been approved by our stockholders.  As a result, portions of the compensation we pay is subject to the $1 million deduction limitation because it is not considered performance-based within the meaning of Section 162(m).

During 2005, the compensation committee spent significant portions of its meetings to determine whether we should take steps to permit us to deduct compensation in excess of $1 million.  As noted above, the compensation committee has traditionally believed that it is in the best interests of us and our stockholders that the overall compensation of our officers be calculated as a percentage of book value.  Nevertheless, in view of the non-deductibility of a portion of the compensation we pay, the compensation committee reviews, from time to time, its policies to determine whether we should in the future add performance-based criteria to executive compensation.  Adding performance-based criteria will require amending the existing employment agreements of the applicable employees.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Jonathan D. Green               E. Wayne Nordberg              Donnell A. Segalas

Summary Compensation Table

The table below sets forth the aggregate compensation we paid or accrued with respect to the fiscal years ended December 31, 2009, 2008, and 2007, to our Chief Executive Officer and our Chief Financial Officer, and our three highest paid other executive officers serving in their positions at December 31, 2009.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen-sation($) (2)	Change in Pension Value and Nonqual- ified Deferred Comp- ensation Earnings ($)	All Other Comp-ensation ($) (3)	Total ($)

Michael A.J. Farrell	2009	$2,430,000	$17,722,781	$0	$1,380,000	$0	$0	$768	$21,533,549
Chairman of the	2008	$2,430,000	$15,954,557	$0	$568,520	$0	$0	$240	$18,953,317
Board, Chief Executive Officer, and President	2007	$2,430,000	$9,618,020	$0	$400,538	$0	$0	$160	$12,448,718

Wellington J. Denahan-Norris	2009	$2,430,000	$17,772,781	$0	$1,380,000	$0	$0	$9,968	$21,542,749
Vice Chairman, Chief	2008	$2,349,167	$16,954,557	$0	$568,520	$0	$0	$9,440	$19,881,684
Investment Officer and Chief Operating Officer	2007	$1,945,000	$7,693,416	$0	$372,354	$0	$0	$9,160	$10,019,930

Kathryn F. Fagan	2009	$972,000	$7,089,113	$0	$517,500	$0	$0	$9,968	$8,588,581
Chief Financial	2008	$972,000	$6,381,823	$0	$164,090	$0	$0	$9,440	$7,527,353
Officer and Treasurer	2007	$972,000	$3,847,208	$0	$124,118	$0	$0	$9,160	$4,952,486

James P. Fortescue	2009	$500,000	$4,530,556	$0	$517,500	$0	$0	$9,968	$5,558,024
Managing Director	2008	$500,000	$3,176,911	$0	$140,574	$0	$0	$9,440	$3,826,925
and Head of Liabilities	2007	$500,000	$1,909,604	$0	$74,266	$0	$0	$9,160	$2,493,030

Jeremy Diamond	2009	$500,000	$3,530,556	$0	$517,500	$0	$0	$9,968	$4,558,024
Managing Director	2008	$500,000	$3,176,911	$0	$140,574	$0	$0	$9,440	$3,826,925
	2007	$500,000	$1,909,604	$0	$74,266	$0	$0	$9,160	$2,493,030

_______________________

(1)
Amounts shown in this column represent the aggregate grant date fair value of stock option awards granted during the respective year computed in accordance with Financial Accounting Standards Board ASC Topic 718. This compares to prior years, during which amounts in these columns have represented the expensed accounting value of such awards. The amounts for 2008 and 2007 have been recomputed (along with amounts in the Total column for such years) using the aggregate grant date fair value of stock option awards granted during both of those years.

(2)
Amounts shown in this column represent the aggregate grant date fair value of equity awards granted during the respective year computed in accordance with Financial Accounting Standards Board ASC Topic 718. This compares to prior years, during which amounts in these columns have represented the expensed accounting value of such awards. The amounts for 2008 and 2007 have been recomputed (along with amounts in the Total column for such years) using the aggregate grant date fair value of equity awards granted during both of those years.

(3)	The amounts shown in this column reflects for each named executive officer:

●
matching contributions made by us with respect to each of the named executive officers  pursuant to our Section 401(k) plan $9,200 for each named executive officer, other than Mr. Farrell who did not receive a matching contribution); and

●	the premiums associated with term life insurance that we provide to our named executives officers.

The amount attributable to each perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such named executive officer.

We have in effect employment agreements with each of our named executive officers.  The employment agreements set forth minimum base salary amounts and provide each executive with a targeted aggregate cash compensation which is calculated as a percentage of our book value.  We describe these employment agreements in “Compensation Discussion and Analysis” above.  We describe the severance payments we may pay to these executives in “Potential Payments Upon Termination Of Employment” below.

The following table provides information about stock options granted under our Incentive Plan to our named executive officers in 2009.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise of Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Thres- hold($)	Target ($)	Maxi- mum($)	Thres- hold($)	Target ($)	Maxi- mum($)
Michael A.J. Farrell	4/22/2009								400,000	$13.25	$1,380,000

Wellington J. Denahan-Norris	4/22/2009								400,000	$13.25	$1,380,000

Kathryn F. Fagan	4/22/2009								150,000	$13.25	$517,500

James P. Fortescue	4/22/2009								150,000	$13.25	$517,500

Jeremy Diamond	4/22/2009								150,000	$13.25	$517,500

(1)
Represents the number of shares of common stock issuable upon exercise of stock options granted in 2009 under our Incentive Plan.  The options vest at a rate of 25% per year over the first four years of the ten-year option term.

(2)
Amounts shown in this column represent the aggregate grant date fair value of awards granted pursuant to the Long Term Incentive Plan during the respective year computed in accordance with Financial Accounting Standards Board ASC Topic 718.

We describe our Incentive Plan in “Compensation Discussion and Analysis” above and in “Equity Compensation Plan Information” below.

The following table provides information about outstanding equity awards of our named executive officers as of the end of 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards

Name	Number of Securities Underly- ing Un- exercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis- able (1)	Equity Incentive Plan Awards: Number of Securities Under- lying Un- exercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested
Michael A.J. Farrell	200,000			17.97	08/04/13
	150,000			17.39	04/19/14
	150,000			17.07	07/07/15
		37,500(2)		11.72	02/13/16
	75,000	75,000(3)		15.70	05/17/17
	20,000	150,000(4)		16.46	05/08/18
	50,000	150,000(5)		15.61	09/19/18
		400,000(6)		13.25	04/22/19

Wellington J. Denahan- Norris	150,000			17.97	08/04/13
	150,000			17.39	04/19/14
	150,000			17.07	07/07/15
		37,500(2)		11.72	02/13/16
	75,000	75,000(3)		15.70	05/17/17
	50,000	150,000(4)		16.46	05/08/18
	50,000	150,000(5)		15.61	09/19/18
		400,000(6)		13.25	04/22/19
Kathryn F. Fagan	50,000			17.97	08/04/13
	50,000			17.39	04/19/14
	50,000	12,500(2)		17.07 11.72	07/07/15 02/13/16
	25,000	25,000(3)		15.70	05/17/17
	13,250	39,750(4)		16.46	05/08/18
	13,250	39,750(5) 150,000(6)		15.61 13.25	09/19/18 04/22/19

James P. Fortescue	20,000			17.97	08/04/13
	20,000			17.39	04/19/14
	30,000			17.07	07/07/15
	14,938	9,562(2)		11.72	02/13/16
	20,000	20,000(3)		15.70	05/17/17
	13,250	39,750(4)		16.46	05/08/18
	13,250	39,750(5) 150,000(6)		15.61 13.25	09/19/18 04/22/19

Jeremy Diamond	20,000			17.97	08/04/13
	20,000			17.39	04/19/14
	30,000			17.07	07/07/15
	18,055	9,562(2)		11.72	02/13/16
	20,000	20,000(3)		15.70	05/17/17
	13,250	39,750(4)		16.46	05/08/18
	13,250	39,750(5) 150,000(6)		15.61 13.25	09/19/18 04/22/19

(1)	All options listed above vest at a rate of 25% per year over the first four years of the ten-year option term.
(2)	These options vest on February 13, 2010
(3)	These options vest in two equal annual increments commencing May 17, 2010.
(4)	These options vest in three equal annual increments commencing May 8, 2010.
(5)	These options vest in three equal annual increments commencing May 8, 2010.
(6)	These options vest in four equal annual increments commencing April 22, 2010.

Options Exercised and Stock Vested

The following table sets forth certain information with respect to our named executive officers regarding options exercised and stock vested during the calendar year 2009.

	Option Awards		Stock Awards

Name	Number of Shares Acquired On Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael A.J. Farrell	168,413	$1,031,409
Wellington J. Denahan-Norris	112,500	$749,250
Kathryn F. Fagan	12,500	$34,000
James P. Fortescue	10,750	$65,515
Jeremy Diamond	4,000	$21,720

Pension Benefits

We do not provide any of our employees with pension benefits.  We do, however, make matching contributions to all our employees, including our named executive officers, who contribute to our Section 401(k) plan.  We make a matching contribution in cash of 100% of the employee’s elective deferral contribution up to 3% of the employee’s pay, and 50% of the employee’s pay above 3% up to 5% of the employee’s pay (subject to IRS limits).

Nonqualified Deferred Compensation

We do not provide any of our employees with any nonqualified deferred compensation plans.

Potential Payments Upon Termination Of Employment

The following summaries set forth potential payments payable to our named executive officers upon termination of employment or a change in control of us under their current employment agreements.  As discussed above, each of our named executives has an employment agreement which provides for an annual base salary and performance bonus which in the aggregate equal a percentage of our book value.  Post employment payments to our executives are determined by reference to their base salary and performance bonus.

Termination upon Death, Disability or for Cause

An executive’s employment with us terminates immediately upon his death.  Thereafter, we are obligated to pay his estate all accrued but unpaid amounts of his base salary and the pro rata portion of his performance bonus for the year of his death.  The amount of the performance bonus paid in the year of an executive’s death will equal the maximum performance bonus he would have been entitled to receive for that year (as determined at the end of the year of his death) multiplied by a ratio equal to the number of days he was employed in the year of his death, divided by 365.   The performance bonus will be paid at the same time and manner had the executive not died.  In addition, the executive’s beneficiaries will receive benefits in accordance with the Company’s retirement, insurance and other applicable programs and plans then in effect.

We are entitled to terminate an executive’s employment due to his disability if he has been absent from the full-time performance of his duties with the Company for six consecutive months, and if, within thirty days after written notice by us, he has not returned to the full-time performance of his duties.  We will continue to pay the executive’s base salary during the period that the executive is first absent from the full-time performance of his duties and until the later of the date he is terminated from employment due to disability or the date he begins receiving long-term disability payments under our long term disability plan.  In addition, the executive will be entitled to receive a pro rata portion of the performance bonus for the year of the executive’s termination due to disability.  The amount of the pro rata portion of the performance bonus will be determined in the same manner as described above upon termination upon an executive’s death. In addition, the executive’s beneficiaries will receive benefits in accordance with the Company’s retirement, insurance and other applicable programs and plans then in effect.

If we terminate an executive’s employment for “cause” at any time prior to expiration of the term of the agreement, we will be obligated to pay him all accrued but unpaid amounts of his base salary and the pro rata portion of his performance bonus for the year of his termination.  The amount of the pro rata portion of the performance bonus will be determined in the same manner as described above upon termination upon an executive’s death. In addition, the executive’s beneficiaries will receive benefits in accordance with the Company’s retirement, insurance and other applicable programs and plans then in effect.

Termination by Us Other Than for Cause or Termination by the Executive for Good Reason

If we terminate an executive’s employment without “cause”, or if the executive officer resigns for “good reason”, we must immediately pay any unpaid portion of the executive’s base salary.  In addition, the executive is entitled to receive a severance payment equal to three times the greater of the executive’s combined maximum base salary and actual performance bonus for the preceding fiscal year or the average for the three preceding years of the officer’s combined actual base salary and performance bonus compensation.  One half of this severance amount is payable immediately and the remaining 50% is payable in monthly installments over the succeeding three months.

If any payments, distributions, or benefits provided or to be provided to the executive under the employment agreement or otherwise are determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code on payments related to a change in control (or parachute payments), each employment agreement provides that such parachute payments will be reduced to an amount that will avoid imposition of such excise taxes.  However, the parachute payments will not be reduced if it is determined that the officer would have a greater net after-tax benefit after paying the applicable excise taxes on the unreduced parachute payments.  If the parachute payments are not reduced under the terms of the employment agreements, Section 280G of the Code may limit our ability to deduct such payments for Federal income tax purposes.

In addition, if we terminate without cause or if the executive terminates for good reason, all unexercised stock options owned by the executive as of the termination date, whether vested or not, become immediately exercisable.  If however, any incentive stock options will not be exercisable for the first time in a calendar year to the extent that all incentive stock options exercisable by the executive during that calendar year exceeds $100,000.

Termination by Executive Without Good Reason

If the executive terminates the agreement without good reason, we are obligated to pay him only all accrued but unpaid amounts of his base salary and any previously awarded but unpaid performance bonus.

Potential Post-Employment Payments and Payments on a Change in Control

Each of our named executives has the right to terminate employment for “good reason” and receive severance payment from us.  We are not necessarily required to make payments to an executive upon a change of control of us, unless the change of control includes the failure of our successor to agree to perform its obligations under the employment agreement.  Such an event would constitute “good reason” for purposes of the executive’s right to terminate the agreement and receive severance payments.

The following table presents the potential post employment payments and payments our named executive officers would be entitled under their employment agreements and assumes that the triggering event took place on December 31, 2009.

Name	Benefit	Termination with Cause or Voluntary Termination	Termination without Cause or for Good Reason	Death or Disability	Other Post Employment Obligations
Michael A.J. Farrell	Base Salary	$0	$7,290,000	$0	$0
	Bonus	$0	$53,168,343	$0	$0
	Stock Options(1)	$270,550	$2,639,925	$270,550	$0
Wellington J. Denahan-Norris	Base Salary	$0	$7,290,000	$0	$0
	Bonus	$0	$53,168,343	$0	$0
	Stock Options(1)	$297,250	$2,666,625	$297,250	$0
Kathryn F. Fagan	Base Salary	$0	$2,916,000	$0	$0
	Bonus	$0	$21,267,339	$0	$0
	Stock Options(1)	$90,098	$921,265	$90,098	$0
James P. Fortescue	Base Salary	$0	$1,500,000	$0	$0
	Bonus	$0	$13,591,668	$0	$0
	Stock Options(1)	$160,348	$966,725	$160,348	$0
Jeremy Diamond	Base Salary	$0	$1,500,000	$0	$0
	Bonus	$0	$10,591,668	$0	$0
	Stock Options(1)	$177,897	$984,274	$177,897	$0
_________________________________
(1)	We have valued the benefit based on the potential gain executives would have realized if the stock options had been exercised as of December 31, 2009.

COMPENSATION OF DIRECTORS

We pay an annual director’s fee equal to $100,000 to each director who is not an officer or employee, as well as a fee of $500 for each meeting of our board of directors or any committee attended by each independent director (or $250 for any meeting at which the director participates by conference telephone call).  We also reimburse all directors for costs and expenses for attending these meetings.

Our Incentive Plan provides that each independent director, upon appointment to our board of directors, receives a non-discretionary automatic grant of non-qualified stock options for the purchase of 5,000 shares of common stock; these options vest in four equal installments over a period of four years from the date of grant. In addition, each independent director is entitled to receive on June 26 of each year that he or she serves as a director, options to purchase an additional 1,250 shares of common stock; these options vest on the date of grant. The exercise price for each option is the fair market value of our common stock as of the date on which the option is granted. Independent directors also are entitled to receive discretionary awards under the Incentive Plan.

Director Compensation

The table below summarizes the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen- sation($)	Change in Pension Value and Deferred Compen- sation Earnings($)	All Other Compensation ($)	Total ($)
Kevin P. Brady	$103,500	0	$176,813	0	0	0	$280,313
Jonathan D. Green	$102,750	0	$176,813	0	0	0	$279,563
Michael Haylon	$103,750	0	$176,813	0	0	0	$280,563
John A. Lambiase	$102,500	0	$176,813	0	0	0	$279,313
E. Wayne Nordberg	$102,250	0	$176,813	0	0	0	$279,063
Donnell A. Segalas	$101,000	0	$176,813	0	0	0	$277,813
_______________________
(1)
Amounts shown in this column represent the aggregate grant date fair value of stock option awards granted during the respective year computed in accordance with Financial Accounting Standards Board ASC Topic 718. This compares to prior years, during which amounts in these columns have represented the expensed accounting value of such awards. As of December 31, 2009, each non-employee director has the following number of options outstanding: Kevin P. Brady, 156,250; Jonathan D. Green, 159,500; Michael Haylon, 77,500; John A. Lambiase, 158,687; E. Wayne Nordberg, 126,250; and Donnell A. Segalas, 159,500.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.  A. Alexandra Denahan, the sister of Wellington J. Denahan-Norris, our Vice Chairman of the Board, Chief Operating Officer and Chief Investment Officer, is employed by us as Controller and received $2,302,263 in salary and bonus during 2009.  She was also granted options to purchase 25,000 shares under our Incentive Plan.  Matthew J. Lambiase, the son of our director, John A. Lambiase, is employed by us as Executive Vice President, Structured Products, and received $3,224,445 in salary and bonus for 2009.  He was also granted options to purchase 35,000 shares under our Incentive Plan.  Ms. Alexandra Denahan and Mr. Matthew Lambiase are not executive officers.  Ms. Denahan and Mr. Lambiase also participate in other employee benefit plans and arrangements which are generally made available to other employees at their level (including health, vacation, Section 401(k) and insurance plans). The compensation of these individuals was established in accordance with our employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities.

Approval of Related Person Transactions

Each of our directors, director nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us.  We review these questionnaires and, if we determine it necessary, discuss any reported transactions with the entire board of directors.  We do not, however, have a formal written policy for approval or ratification of such transactions, and all such transactions are evaluated on a case-by-case basis.  If we believe a transaction is significant to us and raises particular conflict of interest issues, we will discuss it with our legal counsel, and if necessary, we will form an independent board committee which has the right to engage its own legal and financial counsel to evaluate and approve the transaction.  An example of this process was our acquisition of FIDAC from certain of our executive officers.  Other types of transactions, such as employment of individuals who may be related to our executive officers or directors which are described above, are discussed by the board of directors, but not approved or ratified by the board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee is comprised solely of the following non-employee directors:  Messrs. Green, Nordberg and Segalas.  None of them is serving or has served as an officer or employee of us or any affiliate or has any other business relationship or affiliation with us, except his service as a director.

EQUITY COMPENSATION PLAN INFORMATION

We have adopted the Incentive Plan for executive officers, key employees and non-employee directors.  The Incentive Plan authorizes the compensation committee of our board of directors to grant awards, including incentive stock options, or ISOs, as defined under Section 422 of the Internal Revenue Code, or Code, and options not so qualified, NQSOs.  The Incentive Plan authorizes the granting of options or other awards for an aggregate of the greater of 500,000 shares or 9.5% of the outstanding shares of our common stock up to a ceiling of 8,932,921 shares.

The following table provides information as of December 31, 2009 concerning shares of our common stock authorized for issuance under our existing Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under Incentive Plan (excluding previously issued)
Equity compensation plans approved by security holders	7,271,503	$15.20	166,850(1)
Equity compensation plans not approved by security holders	-	-	-
Total	7,271,503	$15.20	166,850

(1)
The Incentive Plan authorizes the granting of options or other awards for an aggregate of the greater of 500,000 or 9.5% of the outstanding shares on a fully diluted basis of our common stock up to a ceiling of 8,932,921 shares.

(2)	We do not have any equity plans that have not been approved by our shareholders.

REPORT OF THE AUDIT COMMITTEE

Since our inception, we have had an audit committee composed entirely of non-employee directors.  The members of the audit committee meet the independence and experience requirements of the New York Stock Exchange.  The board of directors has determined that Mr. Brady is the audit committee financial expert and is an independent director within the meaning of the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.  In 2009, the Committee met four times.  The audit committee has adopted a written charter outlining the practices it follows.  A full text of our audit committee charter is available for viewing at our website at www.annaly.com.  Any changes in the charter or key practices will be reflected on our website.

During the year 2009, at each of its meetings, the audit committee met with the Chief Financial Officer and our independent registered public accounting firm.  The audit committee’s agenda is established by the audit committee’s chairman.  The audit committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and the independent registered public accounting firm, overall audit scope and plans, the results of external audit examination, evaluations by the independent registered public accounting firm of our internal controls and the quality of our financial reporting.

The audit committee has reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the audit committee asked for and received management’s representations that our audited financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, and have expressed to both management and registered public accounting firm their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent registered public accounting firm, the audit committee asks them to address, and discusses their responses to several questions that the audit committee believes are particularly relevant to its oversight. These questions include:

●
Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the registered public accounting firm themselves prepared and been responsible for the financial statements?

●
Based on the registered public accounting firm’s experience, and their knowledge of us, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

●	Based on the registered public accounting firm’s experience, and their knowledge of us, have we implemented internal controls that are appropriate?

The audit committee believes that, by thus focusing its discussions with the independent registered public accounting firm, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The audit committee also discussed with the independent registered public accounting firm other matters required to be discussed by the registered public accounting firm with the audit committee under the standards of Public Company Accounting Oversight Board (United States) (required communication with the audit committee).  The audit committee received and discussed with the registered public accounting firm their annual written report on their independence from us and our management, which is made pursuant to applicable requirements of the Public Company Accounting Oversight Board, and considered with the registered public accounting firm whether the provision of non-audit services is compatible with the registered public accounting firm’s independence.

In performing all of these functions, the audit committee acts only in an oversight capacity and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year end.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the audit committee has recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by the current members of the audit committee:

Kevin P. Brady                                           Jonathan D. Green                                           E. Wayne Nordberg

PROPOSAL II APPROVAL OF THE ANNALY CAPITAL MANAGEMENT, INC. 2010 EQUITY INCENTIVE PLAN

General

On March 22, 2010, our Board of Directors approved the 2010 Equity Incentive Plan, or the Equity Incentive Plan, subject to shareholder approval at the 2010 Annual Meeting. The Equity Incentive Plan permits us to provide equity-based compensation to our employees in the form of stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, performance based awards, shares and other awards.

Purpose and Importance of the Equity Incentive Plan

Our Board of Directors believes that the Equity Incentive Plan will provide us with the ability to offer a variety of incentive and compensatory awards designed to advance our interests and long-term success by encouraging stock ownership among officers, directors and other key employees and consultants.  The Equity Incentive Plan is intended to provide these individuals with additional incentives to exert their best efforts on behalf of us and our shareholders, to increase their proprietary interest in our success, to award outstanding performance, and to attract and retain executive personnel of outstanding ability.

Historically, we have provided equity-based awards under our long-term stock incentive plan, or the prior plan.  The prior plan became effective in January 1997, and we under it we could issue awards covering 8,932,921 shares of stock.  Over the past twelve years, we issued awards covering 7,271,503 shares of stock under the prior plan.

The Equity Incentive Plan will become effective if it is approved by shareholders.  If the Equity Incentive Plan becomes effective, no further awards will be made under the prior plan, although existing awards will remain effective.

Description of Long-Term Stock Incentive Plan

The following is a summary of the principal features of the Equity Incentive Plan.  The summary, however, does not purport to be a complete description of all the provisions of the Equity Incentive Plan.  A copy of the Equity Incentive Plan is attached as Annex A to this Proxy Statement and stockholders should refer to Annex A for a more complete description of the Equity Incentive Plan.

The Equity Incentive Plan authorizes our Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, performance based awards, shares and other awards.  We provide these awards to incentive our officers and employees to provide us with effective service and high levels of performance.

Plan Limits

The total number of shares that may be issued or transferred in connection with awards under the Equity Incentive Plan is limited to 25,000,000 common shares, plus any shares relating to awards that expire or are forfeited or cancelled or for which the benefit provided by the award is settled in cash and any option or award granted under the prior Incentive Plan that expire or are forfeited or cancelled or for which the benefit provided by the award is settled in cash.  In addition, in no event shall a participant receive during any one (1) calendar year (i) stock options or stock appreciation rights covering in the aggregate more than 2,500,000 common shares and (ii) awards of restricted shares, awards of restricted stock units and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value, of common shares which are performance-based awards covering in the aggregate more than 2,500,000 common shares (regardless of whether such award or awards may be settled in common shares, cash or any combination of common shares and cash).  Any common shares covered by an award under the Equity Incentive Plan that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, will not be deemed to have been granted for purposes of determining the maximum number of common shares available for future awards under the Equity Incentive Plan.  In addition, shares of common stock issued under the Equity Incentive Plan or covered by awards granted under the Equity Incentive Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of us acquiring another entity shall not count against the maximum number of shares available for future awards under the Equity Incentive Plan.  Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Equity Incentive Plan and shall not reduce the common shares authorized for grant under the Equity Incentive Plan; provided that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

Exercise Price

The Equity Incentive Plan also provides that no stock options or stock appreciation rights will be granted with an exercise or base price less than the fair market value of our common shares on the date of grant except for stock options or stock appreciation rights granted under the Equity Incentive Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of us acquiring another entity.

Administration

The Compensation Committee will administer the Equity Incentive Plan and will determine the individuals who are eligible to participate; the type, size, and terms of awards; the time or times at which awards will be exercisable or at which restrictions, conditions, and contingencies will lapse; and the terms and provisions of the instruments by which awards will be evidenced.  The Compensation Committee will have the power to waive any such terms and conditions at any time in its sole discretion.  Additionally, the Compensation Committee will establish other restrictions, conditions, and contingencies on awards in addition to those prescribed by the Equity Incentive Plan, will interpret the Equity Incentive Plan and will make all determinations, in its sole discretion, necessary for the administration of the Equity Incentive Plan.  All determinations made by the Compensation Committee will be binding on all parties, including award recipients.

Adjustments Upon Changes in Common Shares

If there is any change in our outstanding common stock because of a share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of shares or other corporate exchange, or any distribution to stockholders of shares other than regular cash dividends or any transaction similar to the foregoing, the Compensation Committee shall, in its sole discretion, make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares or other securities available for issuance, issued or reserved for issuance pursuant to the Equity Incentive Plan and pursuant to outstanding awards.  Additionally, the Compensation Committee shall make, in its sole discretion, adjustments to the maximum amounts of awards that may be granted during a calendar year to any individual, the option price or exercise price of any award and any other affected terms of any award.

Eligibility

Awards under the Equity Incentive Plan may be granted only to our board of directors, our employees, employees of our subsidiaries and any person who performs services for us, our subsidiaries, or our affiliates (whether as a consultant, advisor or otherwise) who is selected by the Compensation Committee to participate.

Stock Options

The Compensation Committee may grant stock options under the Equity Incentive Plan.  These stock options provide the recipient the right to purchase common shares at a price not less than the fair market value of the common shares subject to the options on the date of grant (generally the closing price of a common share on the New York Stock Exchange on the date of grant).  These stock options may be either incentive stock options (“ISOs”) or non-qualified stock options. As required by the Internal Revenue Code, the aggregate fair market value of common shares (determined as of the date of grant) for which ISOs may first be exercisable by any individual during any calendar year under the Equity Incentive Plan, including common shares subject to ISOs under any other plan of ours, will not exceed $100,000. ISOs may only be granted to participants who satisfy the definition of “employee” under Section 3401(c) of the Internal Revenue Code.

The exercise price of a stock option may be paid in cash or such other form of consideration as the Compensation Committee determines in its sole discretion.  Such consideration may include securities or other property. The Compensation Committee may also allow a participant to transfer common shares acquired upon the exercise of a part of a stock option in payment of the exercise price payable upon immediate exercise of a further part of the stock option.

Stock options will become exercisable immediately upon grant or in one or more installments at the time or times provided in the award agreement evidencing the stock option. The stock option agreement may provide that specified performance goals must be achieved as a condition to the exercise of the stock option. A stock option will expire at the time set forth in the stock option agreement, which expiration will be not later than ten years after the grant date. No dividends or dividend equivalents will be paid on stock options under the Equity Incentive Plan. Stock options also may become exercisable on an accelerated basis in connection with certain events such as a termination of employment by reason of death, disability, normal or early retirement, or a change of control.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights, which represent the right to receive an amount equal to the excess of the fair market value of a share of stock on the date of redemption over an amount set by the Compensation Committee that is not less than the fair market value of a share of stock on the date of the award.  Stock appreciation rights may be granted with or without a stock option.  Amounts paid on the exercise of a stock appreciation right may be paid in cash, in stock or in any combination thereof; provided that a stock appreciation right, including one that entitles the holder to a cash payment on redemption.

Restricted Stock

The Compensation Committee may grant participants restricted stock, which is an award of common shares subject to such restrictions and vesting schedule as the Compensation Committee may provide in the award agreement. Any restricted stock granted under the Equity Incentive Plan may in the Compensation Committee’s discretion be subject to the restriction that the participant not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate the restricted stock during a period specified by the Compensation Committee and such other restrictions and conditions as the Compensation Committee may impose.  The award agreement relating to the restricted stock may also provide that the common shares subject to such award may vest immediately upon grant or in one or more installments at the time or times provided in the award agreement.  The award agreement relating to the restricted stock may also provide that the restricted period or vesting restrictions will terminate or terminate early upon the achievement of specified performance goals.  A restricted stock award may provide a participant with full voting and dividend rights, or dividend rights only following vesting of the restricted stock.  The restricted period or vesting restrictions may terminate early on an accelerated basis in connection with certain events such as a termination of employment by reason of death, disability, normal or early retirement, or a change of control.

Restricted Stock Units

The Compensation Committee may grant to participants restricted stock units, which constitute an agreement to issue common shares or pay cash to the participant, but subject to the fulfillment of such conditions as the Compensation Committee may specify. The Compensation Committee may grant awards, including restricted stock units, that may vest immediately upon grant or in one or more installments at the time or times provided in the award agreement.  Restricted stock units subject to vesting requirements may vest on an accelerated basis in connection with certain events such as a termination of employment by reason of death, disability, normal or early retirement, or a change of control.

A participant holding restricted stock units will have no right to transfer any rights under his or her award and no right to vote shares deliverable upon payment of the restricted stock units until such shares are delivered. The Compensation Committee may authorize the payment of dividend equivalents on the common shares underlying the restricted stock units on either a current or deferred or contingent basis, either in cash or in additional common shares, except that dividends or other distributions on common shares underlying restricted stock units with restrictions that lapse as a result of the achievement of performance goals will be deferred until and paid contingent upon the achievement of the applicable performance goals.

Dividend Equivalent Rights

A dividend equivalent right is a right to receive, as specified by the Compensation Committee at the time of grant, an amount equal to the dividend distributions paid on a share of common stock.  Dividend equivalent rights will be exercisable separately or together with awards under the Equity Incentive Plan, and paid in cash or other consideration at such times, and in accordance with such rules, as the Compensation Committee shall determine in its discretion.

Performance Shares

The Compensation Committee may grant to participants awards consisting of performance shares. An award of performance shares is an award denominated in common shares and contingent upon attainment of one or more performance goals by the participant, us or any of our subsidiary or affiliates over one or more periods selected by the Compensation Committee.

Other Awards

The Compensation Committee may grant to participants other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common shares or factors that may influence the value of such shares, including, without limitation: consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); net income; operating income; earnings per share; book value per share; return on stockholders’ equity; expense management; return on investment; improvements in capital structure; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; stock price; dividend per share; revenues or sales; costs; cash flow; stockholders’ equity; and return on assets.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Equity Incentive Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Equity Incentive Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer or the chief financial officer. However, the $1 million deduction limit does not apply to “qualified performance-based compensation.” Certain requirements must be satisfied if compensation is to qualify as performance based-compensation.  The performance goals must be determined by a committee consisting solely of two or more “outside directors.” Additionally, the material terms under which the compensation is to be paid, including the performance goals, must be approved by a majority of the corporation’s shareholders, and if applicable, the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

Stock Options

A participant will not recognize taxable income at the time an option is granted and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and we will be entitled to a corresponding deduction.

Stock Appreciation Rights

A participant will not recognize taxable income at the time stock appreciation rights are granted and we will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by us. This amount is deductible by us as compensation expense.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and we will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by us as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and we will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by us. The amount of ordinary income recognized is deductible by us as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Performance Share Awards

A participant will not recognize taxable income at the time performance shares are granted and we will not be entitled to a tax deduction at that time. Upon settlement of performance shares, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by us. This amount is deductible by us as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Equity Incentive Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Equity Incentive Plan by the shareholders.

Our Board of Directors unanimously recommends that the shareholders vote “FOR” approval of the 2010 Equity Incentive Plan.

PROPOSAL III RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of Deloitte & Touche LLP and its affiliated entities, or D&T, has served as our independent registered public accounting firm since our formation in November 1996. During this time, it has performed accounting and auditing services for us. We expect that representatives of D&T will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  If the appointment of D&T is not ratified, our audit committee will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2010.

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements and management’s assessment of the effectiveness of the internal control over financial reporting, D&T provided audit-related services for us during 2009 and 2008.  The aggregate fees billed for 2009 and 2008 for each of the following categories of services are set forth below:

Audit Fees: The aggregate fees billed by D&T for audits and reviews of our 2009 financial statements were $597,500.  The aggregate fees for the audit of the Company’s internal control over financial reporting in 2009 were $180,000.  The aggregate fees billed by D&T for audit and reviews of our 2008 financial statements were $565,000.  The aggregate fees billed by D&T for the audit of the Company’s internal control over financial reporting in 2008 were $170,000.

Audit-Related Fees:  The aggregate fees billed by D&T for audit-related services during 2009 were $24,800.  The audit-related services in 2009 principally included due diligence and accounting consultation relating to our annual audit.  The aggregate fees billed by D&T for audit related services during 2008 were $19,500. The audit-related services in 2008 principally included due diligence and accounting consultation relating to our public offerings.

Tax Fees: The aggregate fees billed by D&T for tax services for 2009 were $35,000.  The aggregate fees billed by D&T for tax services for 2008 were $24,240.

All Other Fees:  D&T did not perform any other kinds of services for us during 2009 and 2008, and we did not pay D&T any additional fees.

The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by D&T after January 1, 2003.  Specifically, the audit committee pre-approved the use of D&T for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we request D&T to undertake to provide assurances on matters not required by laws or regulations. In each case, the audit committee also set a specific annual limit on the amount of such services which we would obtain from D&T, and required management to report the specific engagements to the audit committee on a quarterly basis, and also obtain specific pre-approval from the audit committee for any engagement over five percent of the total amount of revenues estimated to be paid by us to D&T during the then current fiscal year.  Our audit committee approved the hiring of D&T to provide all of the services detailed above prior to D&T’s engagement.  None of the services related to the Audit-Related Fees described above was approved by the audit committee pursuant to a waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during the fiscal year ended December 31, 2009, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis.

ACCESS TO FORM 10-K

On written request, we will provide without charge to each record or beneficial holder of our common stock as of March  29, 2010 a copy of our annual report on   Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission.  You should address your request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email your request to us at investor@annaly.com.

We make available on our website, www.annaly.com, under “Financial Information/SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

STOCKHOLDER PROPOSALS

For a stockholder proposal to be included in the proxy statement for our 2011 annual meeting, including a proposal for the election of a director, the proposal must have been received by us at our principal offices no later than December 17, 2010.

For any stockholder proposal submitted outside Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be considered timely for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, for the 2011 annual meeting, we must receive notice by March 2, 2011.  If the date of the 2011 annual meeting has changed more than 30 days from the date of the 2010 annual meeting, then we must receive notice a reasonable time before we send our proxy materials for the 2011 annual meeting.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any matter that will be presented for consideration at the annual meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C.  20549.

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

ANNEX A

ANNALY CAPITAL MANAGEMENT, INC.

2010 EQUITY INCENTIVE PLAN

Section 1.                      Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in attracting, rewarding, and retaining employees, non-employee directors or other service providers and to motivate such employees, non-employee directors or other Persons who perform services for the Company or an Affiliate to stimulate their efforts toward the Company’s continued success, long-term growth and profitability by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest which such key employees, non-employee directors or other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

Section 2.                      Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)            Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)            Affiliate: Any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or stockholder of the Company has an interest.

(c)            Award: An Option, Stock Appreciation Right, Dividend Equivalent Right, or Other Share-Based Award, including Restricted Shares, granted pursuant to the Plan.

(d)            Beneficial Owner: A “beneficial owner,” as such term is defined in Rule 13d-3 and 13d-5 under the Act (or any successor rule thereto).

(e)            Board: The Board of Directors of the Company.

(f)            Change in Control: The occurrence of any of the following events:

i.            any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company);

ii.            any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportions as their ownership of the combined voting power of the securities of the Company immediately preceding such transaction;

iii.            there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

iv.            the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period (provided such Director is not an individual whose election or nomination was in connection with an actual or threatened proxy contest relating to the election of directors of the Company or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board), shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code and provide for an accelerated payment in connection with a Change in Control, Change in Control shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such plans.

(g)            Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)            Committee: The Compensation Committee of the Board or such other committee as may be appointed by the Board in accordance with Section 4 of the Plan.  The Board may exercise any power or right of the Committee; provided, that, the Board may not grant any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(i)            Company: Annaly Capital Management, Inc., a Maryland corporation.

(j)            Dividend Equivalent Right: a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on common stock of the Company.

(k)            Effective Date: The date the shareholders of the Company approve the Plan.

(l)            Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the closing price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in its sole discretion, in accordance with any applicable requirements of Section 409A of the Code.

(m)            Group: A “group” as such term is used in Sections 13(d) and 14(d) of the Act, acting in concert.

(n)            ISO: An Option that is also an incentive stock option, as described in Section 422 of the Code, granted pursuant to Section 6(c) of the Plan.

(o)            Option: An option to purchase Shares granted pursuant to Section 6 of the Plan.

(p)            Option Price: The purchase price per Share under the terms of an Option, as determined pursuant to Section 6(a) of the Plan.

(q)            Other Share-Based Awards: Awards granted pursuant to Section 9 of the Plan.

(r)            Participant: Members of the Board, employees of, or any Person who performs services for, the Company, a subsidiary of the Company or an affiliate of the Company (whether as a consultant, advisor or otherwise) who is selected by the Committee to participate in the Plan.

(s)            Person: A “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(t)            Prior Plan:  The Company’s Long-Term Stock Incentive Plan effective January 2, 1997.

(u)            Plan: The 2010 Equity Incentive Plan.

(v)            Restricted Shares: An Award of Shares to a Participant under Section 9 that may be subject to certain restrictions and a risk of forfeiture.

(w)            RSU: A restricted share unit, granted pursuant to Section 9 of the Plan, which represents the right to receive a Share.

(x)            Shares: Shares of common stock of the Company, subject to adjustment pursuant to Section 10 of the Plan.

(y)            Stock Appreciation Right: A stock appreciation right granted in connection with or independent of the grant of an Option, pursuant to Section 7 of the Plan.

Section 3.                      Shares Subject to the Plan

Subject to this Section 3, and subject to adjustments as provided in Section 10, the total number of Shares that may be issued with respect to Awards granted under the Plan, in the aggregate, may not exceed 25,000,000 Shares.  The Shares that may be used hereunder may consist, in whole or in part, of unissued Shares or previously issued Shares that have been reacquired by the Company, as determined by the Chief Financial Officer of the Company (or the Chief Financial Officer’s designee) from time to time, unless otherwise determined by the Committee.  The issuance of Shares upon the exercise or payment of an Award shall reduce the total number of Shares available under the Plan, as applicable.  Shares which are subject to Awards that terminate, lapse or are cancelled may again be used to satisfy Awards under the Plan.  If the Option Price of any Option granted under the Plan is satisfied by delivering Shares to the Company in accordance with the terms of Section 6(b) of the Plan (including a through a net settlement), only the number of Shares issued net of the Shares delivered shall be deemed delivered for purposes of determining the maximum number of Shares available under the Plan.  If, in accordance with the terms of the Plan, a Participant pays the Option Price for an Option or satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan by either tendering previously owned Shares or having the Company withhold Shares, then such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available under the Plan.  Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options, shall be subject to the limitation of this Section 3.  If any Dividend Equivalent Rights, Share Appreciation Rights, or Other Share-Based Awards under Section 9 are paid out in cash, then the underlying Shares may again be made the subject of Awards under the Plan.  For purposes of Section 422(b)(1) of the Code, the maximum number of Shares which may be issued under the Plan pursuant to ISOs is as set forth in the first sentence of this Section 3 above, without regard to the adjustments above resulting from Awards that terminate, lapse or are cancelled, from Shares used to satisfy the Option Price of any Option, from Shares used to satisfy any tax withholding obligation or from Awards settled in cash.  In addition, in no event shall a Participant receive during any one (1) calendar year (i) Options or Stock Appreciation Rights covering in the aggregate more than 2,500,000 common shares and (ii) Other Share-Based Awards which are Performance-Based Awards (as defined in Section 9) covering in the aggregate more than 2,500,000 common shares (regardless of whether such Award or Awards may be settled in common shares, cash or any combination of common shares and cash).  The provisions of this Section 3 shall not be applicable to Awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding Awards or obligations to grant future awards as a condition of the Company acquiring another entity so long as the ratio of exercise price to Fair Market Value in effect with respect to such Award or obligation before its settlement, assumption or substitution is maintained after giving effect to such settlement, assumption or substitution (“Substitute Awards”).  After the Effective Date, any Shares subject to an award under the Prior Plan that are forfeited, expire or otherwise terminate without issuance of such Shares, or an award under the Prior Plan is settled for cash (in whole or in part), expires or otherwise terminates without issuance of such Shares, or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a stock appreciation right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan and the provisions of this Section 3 shall not be applicable to such Awards.  After the Effective Date, any option or award granted under the Prior Plan that is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan and the provisions of this Section 3 shall not be applicable to such Awards.  Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

Section 4.                      Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines, including to a subcommittee consisting of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code.  The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company that becomes an Affiliate.  The number of Shares underlying Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time, in its sole discretion (including, without limitation, accelerating or waiving any vesting conditions and/or accelerating any payment). No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or Awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 5.                      Limitations on Granting Awards

No Award may be granted under the Plan after the tenth anniversary of the earlier of (i) the stockholders adopt the Plan or (ii) the date the Board adopts the Plan, but Awards theretofore granted may extend beyond that date and will continue to be governed by the terms of the Plan.

Section 6.                      Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for United States federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award, and shall be subject to the foregoing, the following terms and conditions, and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)            Option Price; Exercisability.  Other than any Substitute Awards, any Option granted under the Plan shall have an Option Price of not less than the Fair Market Value of one Share on the date the Option is granted, and shall be vested and exercisable in installments at such time and upon such terms and conditions, as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(b)            Exercise of Options.  Except as otherwise provided in the Plan or in an Award, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i) through (vi) in the following sentence.  Except as otherwise provided in an Award, the purchase price for the Shares as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Company at the time of exercise, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and, to the extent permitted by the Company at the time of exercise, partly in such Shares; (iv) to the extent permitted by applicable law through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, (v) to the extent permitted by the Company at the time of exercise, through net settlement in Shares (a “cashless exercise”) or (vi) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.  The Committee may also authorize the Company to make or facilitate loans to Participants to enable them to exercise Options to the extent not prohibited by applicable law.  The Committee may permit Participants to exercise Options in joint-tenancy with the Participant’s spouse.

(c)            ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs.  No ISO shall have an Option Price of less than the Fair Market Value of one Share on the date granted or have a term in excess of ten years.  Additionally, no ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of one Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.  All options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO.  If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options.  In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(d)            Attestation.  Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price (or taxes relating to the exercise of an Option) by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee (and to the extent permitted by applicable law), satisfy such delivery requirement by presenting proof of record ownership of such Shares, or, to the extent permitted by the Committee, beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7.                      Terms and Conditions of Stock Appreciation Rights

(a)            Grants.  The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof.  A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in a Stock Appreciation Right Award).

(b)            Terms.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount, other than with respect to any Substitute Award, be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.  Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a payment from the Company of an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right.  Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered.  The date a notice of exercise is received by the Company shall be the exercise date.  Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee.  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.  No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)            Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit; provided that no Stock Appreciation Right may remain exercisable more than 10 years after the date of grant.

Section 8.                      Terms and Conditions of Dividend Equivalent Rights

(a)            Grants.  Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Participants based on the regular cash dividends declared on Shares, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee.  Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee.  With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised.  If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

(b)            Certain Terms.  The terms of a Dividend Equivalent Right shall be set by the Committee in its discretion.  Payment of the amount determined in accordance with Section 8(a) shall be in cash, in common stock or a combination of the both, as determined by the Committee. Dividend Equivalent Rights will be paid only after the end of the relevant performance period determined by the Committee , if any, to the extent that the Shares have been earned based on the achievement of the performance objectives.

(c)            Other Types of Dividend Equivalent Rights.  The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants.  For example, and without limitation, the Committee may grant a dividend equivalent right in respect of each Share subject to an Option, which right would consist of the right (subject to Section 8(b)) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

Section 9.                      Other Share-Based Awards

(a)            Generally.  The Committee, in its sole discretion, may grant Awards of Shares, Awards of Restricted Shares, Awards of RSUs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value, of Shares (“Other Share-Based Awards”).  Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made; (ii) the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).  Dividends and Dividend Equivalent Rights on Other Share-Based Awards that are Performance-Based Awards or are otherwise earned based on the achievement of the performance objectives will be paid only after the end of the relevant performance period determined by the Committee, if any.

(b)            Performance-Based Awards.  Notwithstanding anything to the contrary herein, certain Other Share-Based Awards granted under this Section 9 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”).  A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.  The performance goals, which must be objective, may, without limitation, include one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) dividend per Share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) stockholders’ equity; and (xviii) return on assets.  The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to prior years for the Company, one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items.  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award.  No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee.  The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Board and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award.

Section 10.                      Adjustments Upon Certain Events

Subject to Section 18 below, the following provisions shall apply to all Awards granted under the Plan:

(a)            Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities available for issuance, issued or reserved for issuance pursuant to the Plan and pursuant to outstanding Awards; (ii) the maximum amounts of Awards that may be granted during a calendar year to any Participant pursuant to Section 3; (iii) the Option Price or exercise price of any Stock Appreciation Right; and/or (iv) any other affected terms of any Award.

(b)            Change in Control.  The Committee may, in its sole discretion, in the event of a Change in Control after the Effective Date and a subsequent termination of employment, provide for: (i) the accelerated vesting (including transferability) or exercisability of any outstanding Awards then held by Participants that are otherwise unexercisable or unvested, as the case may be, to the extent determined by the Committee and as of a date selected by the Committee; (ii) the earning of all or any outstanding performance shares or incentive awards; (iii) the termination of an Award upon the consummation of the Change in Control, and the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares in the Change in Control subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights; and/or (iv) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

Section 11.                      No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment or service or consulting relationship of such Participant.  No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

Section 12.                      Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

Section 13.                      Transferability of Awards

Other than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), an Award shall not be transferable or assignable by the Participant; provided, however, that the Committee may permit the transfer or assignment by the Participant to (i) the spouse, qualified domestic partner, children, or grandchildren of the Participant and any other persons related to the Participant as may be approved by the Committee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership or partnerships in which such Immediate Family Members are the only partners, upon such terms and conditions as set forth by the Committee.

An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

Section 14.                      Amendments or Termination

Subject to Section 10 of the Plan, the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would: (a) increase the maximum number of Shares available for Awards under the Plan (including the limits applicable to the different types of Awards) or change the class of eligible Participants under the Plan (other than amendments having such purpose that are approved by a majority of the Stockholders of the Company that are present and entitled to vote on such matter at a meeting duly convened for such purposes (or such other standard of Stockholder vote as may be required by applicable state or federal law)); (b) without the consent of a Participant, diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; or (c) be prohibited by applicable law or otherwise require stockholder approval (whether in order to maintain the full tax deductibility of all Awards under Section 162(m) of the Code or otherwise); provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit Awards to meet the requirements of the Code or other applicable laws.  In no event may the Board amend the Plan or any Award to provide for the repricing of any Option price or exercise price of any Stock Appreciation Rights without the approval by the Stockholders of the Company.  Notwithstanding any provision herein to the contrary, the repricing of Options or Stock Appreciation Rights is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or Stock Appreciation Right to lower its Option Price or grant price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Option Price or grant price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 10 above.  Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.”

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee reasonably determines that any amounts payable hereunder may be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code, provided that under no circumstances shall the Company or any affiliate be liable for or indemnify any Participant for any additional taxes or other amounts that may be imposed upon such Participant pursuant to or as a result of Section 409A of the Code.

Section 15.                      International Participants

With respect to Participants, if any, who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

Section 16.                      Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Section 17.                      Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

Section 18.                      Section 409A

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee reasonably determines that any amounts payable hereunder may be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code, provided that under no circumstances shall the Company or any affiliate be liable for or indemnify any Participant for any additional taxes or other amounts that may be imposed upon such Participant pursuant to or as a result of Section 409A of the Code.

Section 19.                      Tax Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. In that regard, the Company may cause any such tax withholding obligation to be satisfied by the Company withholding Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  In the alternative, the Company may permit Participants to elect to satisfy the tax withholding obligation, in whole or in part, by either (i) having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction or (ii) tendering previously acquired Shares having an aggregate Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender unless such Shares had been acquired by the Participant on the open market).  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

		VOTE BY INTERNET - www.proxyvote.com
		Use the Internet to transmit your voting
		instructions and for electronic delivery of
		information up until 11:59 P.M. Eastern Time
		the day before the cut-off date or meeting
		date. Have your proxy card in hand when you
		access the web site and follow the
		instructions to obtain your records and to
		create an electronic voting instruction form.

ANNALY CAPITAL MANAGEMENT, INC.		Electronic Delivery of Future PROXY MATERIALS
1211 AVE. OF THE AMERICAS, STE 2902		If you would like to reduce the costs incurred
NEW YORK, NY 10036		by our company in mailing proxy materials, you
ATTN: KATHRYN FAGAN		can consent to receiving all future proxy
		statements, proxy cards and annual reports
________________________		electronically via e-mail or the Internet. To
		sign up for electronic delivery, please follow
Investor Address Line 1		the instructions above to vote using the
Investor Address Line 2		Internet and, when prompted, indicate that you
Investor Address Line 3		agree to receive or access proxy materials
Investor Address Line 4		electronically in future years.
Investor Address Line 5
John Sample		VOTE BY PHONE - 1-800-690-6903
1234 ANYWHERE STREET		Use any touch-tone telephone to transmit your
ANY CITY, ON A1A 1A1		voting instructions up until 11:59 P.M. Eastern
		Time the day before the cut-off date or meeting
________________________		date. Have your proxy card in hand when you call
		and then follow the instructions.

		VOTE BY MAIL
		Mark, sign and date your proxy card and return
		it in the postage-paid envelope we have provided
		or return it to Vote Processing, c/o Broadridge,
		51 Mercedes Way, Edgewood, NY 11717.

		CONTROL # ----> 000000000000

NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345
________________________

		__________________________________

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote
	All	All	Except	for any individual nominee(s),
The Board of Directors recommends that you				mark "For All Except" and
vote FOR the following:				write the number(s) of the

1. Election of Directors	[ ]	[ ]	[ ]	nominee(s) on the line below.
_________________________
Nominees

01 Kevin P. Brady 02 E. Wayne Nordberg

The Board of Directors recommends you vote FOR the following proposal(s):

2 A proposal to approve the 2010 Equity Incentive Plan	For	Against	Abstain
	[ ]	[ ]	[ ]

3 Ratification of the appointment of Deloitte & Touche LLP as independent	For	Against	Abstain
registered public accounting firm for the Company for the 2010 fiscal year.	[ ]	[ ]	[ ]

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

________________________
Investor Address Line 1
	Yes	No	Investor Address Line 2
Please indicate if you plan to attend this meeting	[ ]	[ ]	Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1
________________________

Annaly Capital Management, Inc.

_______________________________________		___________________________	SHARES
CUSIP #
_______________________________________		___________________________	SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX] Date	JOB#	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2009
ANNUAL REPORT TO STOCKHOLDERS, 2010 NOTICE & PROXY STATEMENT is/are available at
www.proxyvote.com.

ANNALY CAPITAL MANAGEMENT, INC.
Annual Meeting of Stockholders
May 27, 2010
This proxy is solicited by the Board of Directors

Revoking all prior proxies, the undersigned hereby appoints Michael A.J. Farrell and Nicholas Singh, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to  vote all shares of Common Stock, par value $.01 per share, of Annaly Capital Management, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, commencing at 9:00 a.m., New York time, on Thursday, May 27, 2010, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents  or their substitutes may lawfully do in place of the undersigned as indicated below.

Continued and to be signed on reverse side